UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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2009 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Tempur-Pedic International Inc.
will be held at the offices of Bingham McCutchen LLP, 13th Floor,
One Federal St., Boston, MA 02110
May 5, 2009 at 10:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Important Notice Regarding Availability of Proxy Materials:

The 2009 Proxy Statement and 2008 Annual Report are available at www.ProxyVote.com.

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the proxy card enclosed with the paper copy of your voting materials at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
http://www.proxyvote.com 24 hours a day/7 days a week Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	1-800-690-6903 toll-free 24 hours a day/7 days a week Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	Sign and date the proxy card and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report on Form 10-K and Proxy Statement at http://www.proxyvote.com.

March 25, 2009

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Tempur-Pedic International Inc. to be held on Tuesday, May 5, 2009 at 10 a.m., local time, at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and Proxy Statement.

We are mailing to many of our stockholders a Notice of Availability of Proxy Materials instead of a paper copy of this Proxy Statement, our 2008 Annual Report on Form 10-K and proxy card, as permitted by the rules of the Securities and Exchange Commission. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All stockholders who do not receive this Notice will receive a paper copy of the proxy materials by mail. We believe that this process conserves natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Tempur-Pedic International.

Sincerely,

MARK SARVARY
President, Chief Executive Officer and Director

2009 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 5, 2009
10:00 A.M.

NOTICE OF MEETING AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Tempur-Pedic International Inc. (Company) will hold its 2009 Annual Meeting of Stockholders at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts 02110 on Tuesday, May 5, 2009, at 10:00 a.m. At the Annual Meeting, stockholders will: (1) elect ten directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified, (2) approve the First Amendment to the Company’s Amended and Restated 2003 Equity Incentive Plan, (3) ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2009, and (4) transact such other business as may properly come before the meeting or any adjournment thereof.

If you are a stockholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone, or by mail using the proxy card enclosed in the paper copy of your voting materials. Specific voting information is included under the caption “Voting Procedures.” Only stockholders of record at the close of business on March 6, 2009, are entitled to vote. On March 6, 2009, 74,894,718 shares of the Company’s common stock were outstanding. Each share entitles the holder to one vote.

Our Board of Directors asks you to vote in favor of the director nominees, the approval of the First Amendment to our Amended and Restated Equity Incentive Plan and the ratification of Ernst & Young LLP as the Company’s independent auditors. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 5, 2009

The Proxy Statement and Annual Report on Form 10-K and the means to vote by Internet are available at http://www.proxyvote.com.

We have sent to you the notice of availability of proxy materials. If you would like to receive a paper copy or e-mail copy of the voting materials, you may elect to do so following the instructions on the notice of availability. Instead of receiving paper copies of our annual reports and Proxy Statements in the mail, we encourage you to elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a stockholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxyvote.com, selecting the “Investor Service Direct” option, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.

All of our stockholders are cordially invited to attend the Annual Meeting.

                                                                      By Order of the Board of Directors,

Dale E. Williams
Executive Vice President, Chief Financial Officer, and Secretary
Lexington, Kentucky
March 25, 2009

            Picture identification will be required to enter the Annual Meeting. Cameras and recording equipment will not be permitted at the Annual Meeting.

TEMPUR-PEDIC INTERNATIONAL INC.
1713 Jaggie Fox Way
Lexington, Kentucky 40511

 PROXY STATEMENT

Annual Meeting of Stockholders To Be Held on Tuesday, May 5, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

            Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders.  The 2009 Annual Meeting of Stockholders of Tempur-Pedic International Inc. will be held at 10:00 a.m., local time on May 5, 2009 at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts 02110.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

            Notice of the meeting and Notice of Availability of the voting materials, which include this Proxy Statement and a proxy card, were mailed to stockholders on or about March 25, 2009.  Our principal executive offices are located at 1713 Jaggie Fox Way, Lexington, Kentucky 40511. Our telephone number is (800) 878-8889. As used in this Proxy Statement, the term “Tempur-Pedic International,” refers to Tempur-Pedic International Inc. and the terms “we,” “our,” “ours,” “us,” and “Company” refer to Tempur-Pedic International Inc. and its consolidated subsidiaries.

Q:	Who may vote at the meeting?

A:
Our Board set March 6, 2009 as the record date for the meeting. All stockholders who owned Tempur-Pedic International common stock of record at the close of business on March 6, 2009 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On March 6, 2009, 74,894,372 shares of Tempur-Pedic International common stock were outstanding.

Q:	How many votes does Tempur-Pedic International need to be present at the meeting?

A:
A majority of Tempur-Pedic International’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

	•	Are present and vote in person at the meeting; or

	•	Have properly submitted a proxy card, by submitting the proxy card via the Internet, telephone or in writing.

Q:		What proposals will be voted on at the meeting?

A:		There are three proposals scheduled to be voted on at the meeting:

	•	Election of ten (10) directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified (Proposal One).

	•	Approval of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan (Proposal Two).

	•	Ratification of the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2009 (Proposal Three).

Q:		What is the voting requirement to approve the proposal?

A:
In Proposal One for the election of directors, those ten nominees who receive the highest number of affirmative “FOR” votes of the shares present or represented and entitled to vote at the meeting will be elected. Proposals Two and Three require the affirmative “FOR” vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

Q:	How would my shares be voted if I do not specify how they should be voted?

A:	If you sign and return your proxy card without indicating how you want your shares to be voted, the Proxy Committee appointed by the Board will vote your shares as follows:

Proposal One: “FOR” the election of ten directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified.

Proposal Two: “FOR” the approval of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan

Proposal Three: “FOR” the ratification of the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2009.

Q:	How are the votes counted?

A:
Proposal One, you may vote “FOR” or “WITHHOLD” with respect to each specific nominee. For Proposal Two, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal One - Election of Directors

Abstentions and broker non-votes are not counted for purposes of the election of directors.

Proposal Two –Approval of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan

An abstention is counted as a vote against the approval of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan (Proposal Two).  A broker “non-vote” is not considered as a vote cast under the rules of the NYSE, but the underlying shares are considered shares entitled to vote on the proposal. As a result, under the rules of the NYSE, the passage of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan (Proposal Two) may not pass if the number of votes actually cast did not constitute a majority of our outstanding shares of common stock represented at the meeting.

Proposal Three –Ratification of Auditors

An abstention is counted as a vote against the ratification of the independent auditor (Proposal Three).  A broker non-vote is not counted for purposes of ratification of the independent auditor and all other matters to properly come before the meeting.

Voting results will be tabulated and certified by Broadridge Financial Solutions.

Q:	How may I vote my shares in person at the meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

If your shares are held in your name, you can vote by proxy in three convenient ways:

Via Internet:  Go to http://www.proxyvoting.com and follow the instructions. You will need to enter the control number printed on your proxy card.

By Telephone:  Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the control number printed on your proxy card.

In Writing:  Complete, sign, date and return your proxy card in the enclosed envelope (if you have received a paper copy of the voting materials).

If your shares are held in street name, you may vote by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by mail. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Tempur-Pedic International’s voting recommendation?

A:
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board (Proposal One), “FOR” the approval of the First Amendment to our Amended and Restated 2003 Equity Incentive Plan (Proposal Two) and “FOR” the ratification of the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2009 (Proposal Three).

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board of Directors

            Tempur-Pedic International’s Board of Directors currently consists of ten members, each serving a one-year term. The nominees for this year’s election of directors include: H. Thomas Bryant, Francis A. Doyle, John Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Mark Sarvary and Robert B. Trussell, Jr. The nominees, if elected, will each serve a one-year term until Tempur-Pedic International’s annual meeting in 2010 or until his or her respective successor is elected and qualified. Each of the nominees has consented to serve a one-year term. There are no family relationships among our executive officers and directors.

    All of the nominees are standing for re-election by our stockholders, except for Mr. Sarvary.  Upon the recommendation of the Board’s Nominating and Corporate Governance Committee, our Board of Directors elected Mr. Sarvary to the Board of Directors on June 30, 2008, effective as of August 4, 2008, the date he became our Chief Executive Officer and President of Tempur-Pedic International Inc.

VOTE REQUIRED

            The ten persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES:

Nominees to Board of Directors

    H. Thomas Bryant, 61, has served as a member of Tempur-Pedic International’s Board of Directors since April 2006.  Mr. Bryant served as President and Chief Executive Officer of Tempur-Pedic International Inc. from April 2006 until his retirement from this position on August 4, 2008. From December 2004 to April 2006, Mr. Bryant served as President of Tempur-Pedic International. From July 2001 to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations. Prior to joining Tempur-Pedic International, from 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

           Francis A. Doyle, 60, has served as a member of Tempur-Pedic International’s Board of Directors since April 2003. Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership, a global manufacturer of industrial products, since 2001. From 1972 to 2001, he was a partner at PricewaterhouseCoopers LLP, where he was Global Technology and E-Business Leader and a member of the firm’s Global Leadership Team. He currently serves on the Board of Directors of Liberty Mutual Holding Company, Inc. and Citizens Financial Group. He is a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

    John Heil, 56, has served as a member of Tempur-Pedic International’s Board of Director since March 2008.  Mr. Heil currently serves as President of United Pet Group, Inc., a global manufacturer and marketer of pet supplies and subsidiary of Spectrum Brands, Inc. Mr. Heil also serves on Spectrum Brands' Executive Committee as Chief Operating Officer. Mr. Heil also has been a member of the board of directors of VA Antech, Inc., a NYSE listed company, since February 2002, and previously served as a director from 1995 to 2000.  Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various executive and general management positions including President and Managing Director of Heinz Pet Products and President of Heinz Specialty Pet Foods. Mr. Heil holds a BA degree in economics from Lycoming College.

    Peter K. Hoffman, 60, has served as a member of Tempur-Pedic International’s Board of Directors since October 2006. From January 1, 2000, Mr. Hoffman served as President of Global Grooming for The Procter & Gamble Company (formerly The Gillette Company) until his retirement at the end of 2006. Mr. Hoffman spent over 34 years with The Gillette Company and Procter & Gamble in executive positions both in North America and Europe, including roles as President, Global Blades and Razors; President, Duracell North Atlantic; and President, Braun North America. Mr. Hoffman received an A.B. degree in Economics from Columbia University and an M.B.A. degree with distinction from the Tuck School of Business, Dartmouth College, where he was elected an Edward Tuck Scholar.

    Sir Paul Judge, 59, has served as a member of Tempur-Pedic International’s Board of Directors since July 2004. Sir Paul Judge is chairman of the British-North American Committee and Deputy Chairman of the American Management Association. After thirteen years working for Cadbury Schweppes, Sir Paul led the buyout of that company’s food operations to form Premier Brands, becoming its chairman. Sir Paul Judge was subsequently chairman of Food from Britain, director general of the Conservative Party and a ministerial adviser at the UK Cabinet Office. Sir Paul Judge has served on the board of Standard Bank Group Ltd of Johannesburg since June 2003 and Schroder Income Growth Fund plc since December 1995, and as a member of the Advisory Board for Barclays Private Bank. In 1996, he became a Knight Bachelor in recognition of his public and political service. He was an Open Scholar at Trinity College, University of Cambridge, graduating in 1971, and received an M.B.A. in 1973 from the Wharton Business School.

    Nancy F. Koehn, 49, has served as a member of Tempur-Pedic International’s Board of Directors since March 2004. Ms. Koehn has been a Professor of Business Administration at Harvard Business School since July 1991. From July 1997 through June 2001, Ms. Koehn was an Associate Professor at Harvard Business School.  From July 1991 through June 1997, she was an Assistant Professor at Harvard Business School. She is the author of a number of books on various business topics, including her most recent book, Brand New: How Entrepreneurs Earned Consumers’ Trust from Wedgwood to Dell, and has written and supervised numerous case studies. Ms. Koehn consults with many companies and speaks frequently before business leaders on a range of subjects including strategic branding, leading in turbulent times, visionary entrepreneurs—past and present—and competing on the demand side in the Information Revolution. In 2001, Business 2.0 named Ms. Koehn one of 19 leading business gurus in the United States. Ms. Koehn holds a B.A. degree from Stanford University, an M.A. degree in Public Policy from the Harvard University Kennedy School of Government and an M.A. degree and a Ph.D. degree in European History from Harvard University.

    Christopher A. Masto, 41, has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Masto is a Managing Senior Director of Friedman Fleischer & Lowe, LLC, which he co-founded in 1997. Prior to 1997, he worked as a management consultant with Bain & Company. Prior to that, Mr. Masto was employed at Morgan Stanley & Co., where he worked in the investment banking department. He currently serves on the board of Archimedes Technology Group and Speedy Cash Holdings Corp. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering and received his M.B.A. degree from Harvard Business School.

    P. Andrews McLane, 61, has served as Chairman of Tempur-Pedic International’s Board of Directors since November 2002. His career began in 1973 with the State Street Bank.  Mr. McLane joined TA Associates, Inc. in 1979, became a Managing Director in 1982 and Senior Managing Director in 1997, and served on TA Associate’s Executive Committee for 20 years. He became a Senior Advisor of the firm in 2008. Mr. McLane is a director of Advisory Research, Inc., Numeric Investors Arnhold and S. Bleichroeder Advisers.  Mr. McLane serves on the board of St. Paul’s School and on the board of overseers of the Museum of Fine Arts, Boston. Mr. McLane graduated from Dartmouth College with an A.B. degree and from the Tuck School of Business at Dartmouth with an M.B.A. degree.

    Mark Sarvary, 49, joined Tempur-Pedic International in June 2008 and serves as President and Chief Executive Officer of Tempur-Pedic International Inc. Prior to joining Tempur-Pedic, Mr. Sarvary served as an Industrial Partner with CVC Capital Partners, a global private equity firm. Prior to CVC, from 2004 to 2007, Mr. Sarvary was the President of Campbell Soup Company’s North America division, including Campbell Soup, Pepperidge Farm, Pace, Prego and V8 as well as Godiva’s global business. From 2002 until 2004, Mr. Sarvary was the President of Campbell’s Pepperidge Farm division. Prior to joining Campbell’s, from 1999 to 2002, Mr. Sarvary was the CEO of J. Crew Group, Inc., and from 1993 to 1999 he worked for Nestle, most recently as the President of the Stouffer’s Frozen Food division. Earlier in his career, Mr. Sarvary worked as a strategy consultant with Bain & Company and in sales and marketing roles with IBM in Europe. Mr. Sarvary received his BSc in Physics from Kent University in the United Kingdom and an MBA from INSEAD Business School in France.

    Robert B. Trussell, Jr., 57, has served as a member of Tempur-Pedic International’s Board of Directors or its predecessors since 1992, and has served as Vice Chairman of the Board of Directors since April 2006. Mr. Trussell served as Chief Executive Officer of Tempur-Pedic International until May 2006, and served in that capacity at Tempur-Pedic International or its predecessor since November 2002. From 1994 to December 2004, Mr. Trussell served as President of Tempur-Pedic International or one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University.

Executive Officers

Name	Age	Position
Mark Sarvary	49	President and Chief Executive Officer
Matthew D. Clift	49	Executive Vice President of Global Operations
David Montgomery	48	Executive Vice President and President of International Operations
Richard W. Anderson	49	Executive Vice President and President, North America
Dale E. Williams	46	Executive Vice President, Chief Financial Officer, and Secretary
Bhaskar Rao	43	Chief Accounting Officer and Vice President of Strategic Planning

    Matthew D. Clift joined Tempur-Pedic International in December 2004 and serves as Executive Vice President of Global Operations, with responsibilities including manufacturing and research and development. From 1991 to December 2004, Mr. Clift was employed by Lexmark International where he most recently served as Vice President and General Manager of the consumer printer division. From 1981 to 1991, Mr. Clift was employed by IBM Corporation and held several management positions in research and development and manufacturing. Mr. Clift obtained his B.S. degree in chemical engineering from the University of Kentucky.

    David Montgomery joined Tempur-Pedic International in February 2003 and serves as Executive Vice President and President of International Operations, with responsibilities including marketing and sales. From 2001 to November 2002, Mr. Montgomery was employed by Rubbermaid, Inc., where he served as President of Rubbermaid Europe. From 1988 to 2001, Mr. Montgomery held various management positions at Black & Decker Corporation, most recently as Vice President of Black & Decker Europe, Middle East and Africa. Mr. Montgomery received his B.A. degree, with honors, from L’ Ecole Superieure de Commerce de Reims, France and Middlesex Polytechnic, London.

    Richard W. Anderson joined Tempur-Pedic International in July 2006 and serves as Executive Vice President and President, North America.  From 1983 to 2006, Mr. Anderson was employed by The Gillette Company, which became a part of Procter & Gamble in 2005. Mr. Anderson most recently served as the Vice President of Marketing for Oral-B and Braun in North America. Previously, Mr. Anderson was the Vice President of Global Business Management for Duracell.  Mr. Anderson has held several management positions in marketing and sales as well as overseeing branding, product development and strategic planning. Mr. Anderson obtained B.S. and M.B.A. degrees from Virginia Tech.

    Dale E. Williams joined Tempur-Pedic International in July 2003 and serves as Executive Vice President, Chief Financial Officer and Secretary. From November 2001 through 2002, Mr. Williams served as Vice President and Chief Financial Officer of Honeywell Control Products, a division of Honeywell International, Inc. From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./Software AG, Inc. Prior to that, Mr. Williams spent 15 years in various management positions at General Electric Company, most recently as Vice President and Chief Financial Officer of GE Information Services, Inc. Mr. Williams received his B.A. degree in finance from Indiana University.

    Bhaskar Rao joined Tempur-Pedic International in January 2004 as Director of Financial Planning and Analysis. In October 2005, Mr. Rao was promoted to Vice President of Strategic Planning. In May 2006, Mr. Rao was promoted to the position of Chief Accounting Officer and continues to serve as Vice President of Strategic Planning. From 2002 until December 2003, Mr. Rao was employed by Ernst & Young as a Senior Manager in the assurance and business advisory group.  Mr. Rao was employed by Arthur Anderson from 1994 until 2002.  Mr. Rao graduated from Bellarmine University with B.A. degrees in Accounting and Economics. Mr. Rao is also a Certified Public Accountant.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD
AND RELATED MATTERS

Corporate Governance

    The following materials related to our corporate governance and related matters are available on our website at: http://investor.tempurpedic.com/ under the caption “Corporate Governance”:

•	Mission Statement
•	Core Values
•	Corporate Governance Guidelines
•	Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
•	Policy on Complaints of Accounting, Internal Accounting Controls and Auditing Matters
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Committees Membership
•	Contact the Presiding Director

    Copies may also be obtained, free of charge, by writing to:  Tempur-Pedic International Inc., 1713 Jaggie Fox Way Lexington, Kentucky 40511, Attention: Investor Relations.  Please specify which document you would like to receive.

Board of Directors’ Meetings

    The Board of Directors held nine (9) meetings in 2008, and acted by written consent six (6) times. Each director attended 75% or more of the combined total number of meetings of the Board of Directors and its committees held in 2008 during the period in which they served as directors or committee members.

Directors’ Independence

    Our corporate governance guidelines provide that a majority of the Board of Directors shall consist of independent directors within the meaning of the New York Stock Exchange Rules governing the composition of the Board of Directors and its committees (NYSE Independence Rules).  The Board of Directors has determined that none of Francis A. Doyle, John Heil, Peter K. Hoffman, Sir Paul R. Judge, Nancy F. Koehn, Christopher A. Masto or P. Andrews McLane have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) within the meaning of the NYSE Independence Rules and accordingly are “independent” for purposes of the NYSE Independence Rules.

    The Board of Directors has determined that Mark Sarvary does not qualify as an independent director under the NYSE Independence Rules because he serves as President and Chief Executive Officer of Tempur-Pedic International. The Board of Directors has also determined that H. Thomas Bryant does not qualify as an independent director under the NYSE Independence Rules as he was employed as the President and Chief Executive Officer of Tempur-Pedic International within the last three years and Robert   B. Trussell, Jr. does not qualify as an independent director under the NYSE Independence Rules as he was employed as the Chief Executive Officer of Tempur-Pedic International within the last three years. We expect that this three year period will lapse with respect to Mr. Trussell on May 5, 2009, and therefore he will be considered “independent” for purposes of the NYSE Independence Rules after the 2009 Annual Meeting of Stockholders.

Committees of the Board

    The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee

    The members of the Audit Committee are Francis A. Doyle (Chair), Peter K. Hoffman, Sir Paul Judge and Nancy F. Koehn. The Board has determined that each member of the Audit Committee is independent as defined in the NYSE Independence Rules and the rules of the Securities and Exchange Commission (SEC). The Board has also determined that Mr. Doyle is an audit committee financial expert within the meaning of Item 407 (d) (5) (ii) of Regulation S-K of the Securities and Exchange Act of 1934, as amended, (Exchange Act) and has “accounting or related financial management expertise” within the meaning of the applicable New York Stock Exchange rules. The Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act.

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to Tempur-Pedic International’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls over financial reporting and legal, ethical, and regulatory compliance. Some of the Audit Committee’s responsibilities include:

•	reviewing the scope of internal and independent audits;

•	reviewing the Company’s quarterly and annual financial statements and annual report on Form 10-K;

•	reviewing the adequacy of management’s implementation of internal controls;

•	reviewing the Company’s accounting policies and procedures and significant changes in accounting policies;

•	reviewing the Company’s business conduct and ethics policies and practices;

•	reviewing the Company’s policies with respect to risk assessment and risk management;

•
reviewing information to be disclosed and types of presentations to be made in connection with the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	preparing an annual evaluation of the committee’s performance;

•	reporting regularly to the Board on the committee’s activities; and

•	appointing the independent public accountants and reviewing their independence and performance and the reasonableness of their fees.

    The Audit Committee has established whistle blower procedures, which provide for the (a) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters. Tempur-Pedic International also has a confidential, anonymous reporting system which is web-based and available to all employees. All reports are treated confidentially.

    The Audit Committee met eleven (11) times and acted by written consent once in 2008. A copy of the Audit Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s website at http://investor.tempurpedic.com/, under the caption “Corporate Governance.”

The Compensation Committee

    The members of the Compensation Committee are Peter K. Hoffman (Chair), John A. Heil, Sir Paul Judge, and Francis A. Doyle. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•
reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, evaluating at least once a year the chief executive officer's performance in light of these established goals and objectives and, based upon these evaluations, determining and approving the chief executive officer's annual compensation, including salary, bonus, incentive and equity compensation;

•
reviewing on an annual basis the Company's compensation structure for officers and employees other than the chief executive officer and making recommendations to the Board regarding the compensation of these officers and employees;

•	oversee the development of executives succession plans and the leadership development and training of the Company’s executive team;

•	reviewing on an annual basis the Company’s compensation structure for its directors and making recommendations to the Board regarding the compensation of directors;

•
reviewing the Company's incentive compensation and other stock-based plans and recommending changes in such plans to the Board as needed, having and exercising all the authority of the Board with respect to the administration of such plans;

•
reviewing executive officer compensation for compliance with Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and other applicable laws, rules and regulations;

•	reviewing and approving employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;

•	reviewing with management the “Compensation Discussion and Analysis” section in the Company’s Proxy Statement;

•	preparing and publishing an annual executive compensation report in the Company's Proxy Statement;

•	preparing an annual evaluation of the committee's performance;

•	reporting regularly to the Board on the committee's activities;

•	performing any other activities consistent with the committee’s charter, the Company's by-laws and governing law, as the committee or the Board deems appropriate; and

•	with respect to any reference in the committee’s charter to NYSE or SEC requirements, complying with these requirements when listed by the NYSE or subject to the requirements of the SEC.

    The Compensation Committee, in its role as administrator under the Company’s Amended and Restated 2003 Equity Incentive Plan, has delegated authority to the Company’s President and Chief Executive Officer to grant certain options within certain specified parameters.

    In determining the compensation of our executive officers, our President and Chief Executive Officer recommends performance objectives to the Compensation Committee, and assists the Compensation Committee to determine if the performance objectives have been achieved.

    Since 2005, the Compensation Committee has periodically engaged Frederick W. Cook & Co., Inc., an executive compensation consultant, to evaluate the Company’s overall compensation structure and equity compensation for the Company’s executive officers.  In May 2008, the Compensation Committee engaged Cook to advise us in determining and preparing an initial compensation package for Mark A. Sarvary.  In November 2008, the Compensation Committee engaged Cook to reevaluate our peer group companies and provide an overall analysis of the compensation structure of the Company’s Named Executive Officers for 2008.  For a further description of the services Cook has provided, see “Executive Compensation – Compensation Discussion and Analysis.”

    The Compensation Committee met five (5) times in 2008 and acted by written consent seven (7) times.  A copy of the Compensation Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s website at http://investor.tempurpedic.com/, under the caption “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

    No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

The Nominating and Corporate Governance Committee

            The members of the Nominating and Corporate Governance Committee are P. Andrews McLane (Chair), Nancy F. Koehn and Christopher A. Masto. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board director nominees to be presented at the annual meeting of stockholders and to fill vacancies on the Board;

•	developing appropriate criteria for identifying properly qualified directorial candidates;

•	reviewing and recommending to the Board annual members to each standing committee of the Board;

•	preparing an annual evaluation of the committee’s performance and reporting regularly to the Board concerning actions and recommendations of the committee;

•	establishing procedures to assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer;

•	reviewing and evaluating related party transactions; and

•	developing and recommending to the Board corporate governance guidelines for the Company.

    The Nominating and Corporate Governance Committee met two (2) times and acted by written consent two (2) times in 2008.  A copy of the Nominating and Corporate Governance Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s website at http://investor.tempurpedic.com/ under the caption “Corporate Governance.”

Policies Governing Director Nominations

    Director Qualifications

    The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the composition of the Board of Directors.  This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	the ability to exercise sound business judgment;

•	substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	to devote the time and effort necessary to fulfill their responsibilities to the Company.

    The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board of Directors, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

    Process for Identifying and Evaluating Director Nominees

    The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director.  Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, the Committee believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee's specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy.

    In 2008, the Company did not employ a search firm or pay fees any third party to either search for or evaluate Board nominee candidates.

    Procedures for Recommendation of Director Nominees by Stockholders

    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under “Director Qualifications.” Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Committee, care of:  Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511, Attention:  Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading “Stockholder Proposals for 2010 Proxy Statement.”

Designation of, and Communication with, Tempur-Pedic International’s Board of Directors through its Presiding Director

    The Board of Directors has designated P. Andrews McLane as the “presiding director” as that term is defined in applicable NYSE Independence Rules. Stockholders or other interested parties wishing to communicate with our Board of Directors can call (859) 514-4605 and leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@tempurpedic.com or by going to Tempur-Pedic International’s website at http://investor.tempurpedic.com/ under the caption “Corporate Governance — Contact the Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the Board.

Executive Sessions

    Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly.  In 2008, executive sessions were held after two (2) regularly scheduled meetings of the Board of Directors. Executive sessions are led by P. Andrews McLane, the presiding director.

Charitable Contributions

    Tempur-Pedic International has not made any charitable contributions to any charitable organization in which a director serves as an executive officer in which, within the preceding three years, such contributions in any single year exceeded the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Board Member Attendance at Annual Meetings

    In accordance with our Corporate Governance Guidelines, all directors are generally expected to attend the annual meeting of stockholders. At our last annual meeting, which was held on May 6, 2008, all of the directors standing for re-election on the Board attended, except Ms. Koehn.

PRINCIPAL SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 6, 2009 regarding the beneficial ownership of our outstanding equity securities by:

•	each person known to beneficially own more than 5% of Tempur-Pedic International’s outstanding common stock;

•	each of Tempur-Pedic International’s directors and Named Executive Officers (as defined below in “Executive Compensation and Related Information”); and

•	all of Tempur-Pedic International’s directors and executive officers as a group.

Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of any option. Common stock subject to these options, warrants and rights is deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such options, but is not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.  As of the close of market on March 6, 2009, there were 74,894,372 shares of common stock outstanding, which is used to calculate the percentages in the table below.

Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer and director listed below is c/o Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

	Shares Beneficially Owned

	Number of	Percentage
Name of Beneficial Owner:	Shares	of Class
5% Stockholders:
Invesco Ltd. (1)	15,212,002	20.3%
FMR LLC (2)	5,274,900	7.0%
Kayne Anderson Rudnick Investment Management LLC (3)	4,746,138	6.3%
Friedman Fleischer & Lowe Funds (4)	4,275,425	5.7%
Franklin Resources (5)	3,871,460	5.2%

Executive Officers and Directors:
Mark Sarvary	—	*	%
David Montgomery (6)	637,566	*	%
Matthew D. Clift (7)	329,834	*	%
Richard W. Anderson (8)	87,500	*	%
Dale E. Williams (9)	416,187	*	%
P. Andrews McLane (10)	738,603	1.0%
Christopher A. Masto (11)	211,995	*	%
Francis A. Doyle (12)	166,522	*	%
Nancy F. Koehn (13)	91,150	*	%
Sir Paul Judge (14)	91,150	*	%
Robert B. Trussell, Jr. (15)	162,385	*	%
Peter K. Hoffman (16)	52,950	*	%
John Heil (17)	15,200	*	%
H. Thomas Bryant (18)	113,836	*	%
All executive officers and directors as a group (15 persons) (19):	3,131,753	2.1%

*	Represents ownership of less than one percent

(1)
Amounts shown reflect the aggregate number of shares of common stock held by Invesco Trimark Ltd, Invesco AIM Advisors, Inc., Invesco PowerShares Capital Management LLC, Invesco Powershares Capital Management Ireland Ltd. And Invesco Institutional (N.A.), Inc. based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2009. The address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.

(2)
Amounts shown reflect the aggregate number of shares of common stock held by FMR LLC based on information set forth in a Schedule 13G filed with the SEC on February 17, 2009.  The address of FMR LLC is 82 Devonshire Street, Boston, MA, 02109.

(3)
Amounts shown reflect the aggregate number of shares of common stock held by Kayne Anderson Rudnick Investment Management LLC based on information set forth in Schedule 13G filed with the SEC on February 11, 2009. The address of Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(4)
Amounts shown reflect the aggregate number of shares of common stock held by Friedman Fleischer & Lowe Capital Partners II, L.P., FFL Executive Partners II, L.P. and FFL Parallel Fund II, L.P. (the “FFL Funds”).  The general partner of each of the FFL Funds is Friedman Fleisher & Lowe GP II, L.P. (“FFL GP II”), and the general partner FFL GP II is Friedman Fleischer & Lowe GP II, LLC (“FFL GP II, LLC”).  David L. Lowe, Spencer C. Fleischer, Tully M. Friedman and Christopher A. Masto are managing members of FFL GP II, LLC.  Amounts shown and ownership of such shares are based on information set forth in Schedule 13D filed with the SEC on March 31, 2008. The address of the FFL Funds is One Maritime Plaza, Suite 2200, San Francisco, CA 94111.

(5)
Amounts shown reflect the aggregate number of shares of common stock held by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Templeton Investments Corp. based on information set forth in a Schedule 13G filed with the SEC on February 9, 2009.  The address of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, CA 94403-1906.  The address of Franklin Templeton Investments Corp is 200 King Street West, Suite 1500, Toronto Ontario, M5H 3T4.

(6)	Includes 175,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.

(7)	Includes 300,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.

(8)	Includes 87,500 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.

(9)	Includes 175,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.

(10)
Includes 254,943 shares of common stock which Mr. McLane may be deemed to have an indirect pecuniary interest as his spouse is the trustee of 10 trusts holding these shares in the aggregate for the benefit of his children and grandchildren.   Also includes 51,600 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009. The address for Mr. McLane is c/o T.A. Associates, Inc., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116.

(11)
Includes 172,395 shares of common stock held in revocable trust for the benefit of Mr. Masto’s children.  Also includes 39,600 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009. The address for Mr. Masto is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 22nd Floor, San Francisco, CA 94111. Mr. Masto disclaims beneficial ownership of any shares held by the FFL Funds in which he does not have a pecuniary interest.

(12)
Includes 66,150  shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009. The address for Mr. Doyle is c/o Connell Limited Partnership, One International Place, Fort Hill Square, Boston, MA 02110.

(13)
Includes 91,150 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.  The address for Ms. Koehn is Harvard Business School, Rock Center 110, Boston, MA 02163.

(14)
Includes 91,150 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.  The address for Sir Paul Judge is 88 The Panaromic, 152 Grosvenor Road, London SW1V 3JL England.

(15)
Amount reflects the aggregate number of shares owned by RBT Investments, LLC and Robert B. Trussell and Martha O. Trussell, Tenants in Common, and includes 62,285 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009. The address for RBT Investments, LLC and Robert B. Trussell and Martha O. Trussell, Tenants in Common, is c/o Tempur-Pedic International Inc. 1713 Jaggie Fox Way, Lexington, KY  40511.

(16)
Includes 52,950 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.  The address for Mr. Hoffman is c/o Tempur –Pedic International Inc., 1713 Jaggie Fox Way, Lexington, KY 40511.

(17)
Includes 15,200 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of March 6, 2009.  The address for Mr. Heil is c/o Spectrum Brands, Inc, 7794 Five Mile Road, Suite 190, Cincinnati, OH  45230.

(18)
Includes 9,000 shares of common stock issuable upon exercise of outstanding and currently exercisable options.  The address for Mr. Bryant is c/o Tempur –Pedic International Inc.,1713 Jaggie Fox Way, Lexington, KY 40511.

(19)	Includes 1,282,946 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

TEMPUR-PEDIC INTERNATIONAL INC.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

    The Compensation Committee of our Board of Directors has responsibility for establishing, monitoring and overseeing our Company’s compensation philosophy and objectives. In the paragraphs that follow, we provide an overview and analysis of our compensation philosophy, the material compensation decisions we have made with respect to our compensation philosophy and the material factors that we considered when making those decisions.

    Throughout this Proxy Statement, those persons who served as (i) our principal executive officer during the year ended December 31, 2008, (ii) our principal financial officer during the year ended December 31, 2008 and (iii) our other three most highly compensated executive officers for the year ended December 31, 2008 are collectively referred to as our “Named Executive Officers”.  Effective August 4, 2008, Mr. Mark Sarvary became our Chief Executive Officer, replacing Mr. Thomas Bryant upon his retirement.  The compensation programs described below apply in many cases to larger groups of the Company’s employees other than the six Named Executive Officers.

Compensation Philosophy and Objectives

    Our senior management compensation plan is designed to attract, motivate and retain our management talent and to reward our management for strong Company performance and successful execution of our key business plans and strategies. We believe that our compensation philosophy aligns management incentives with the long-term interests of our stockholders. We compensate our senior management through a mix of base salary, annual incentive bonus and equity compensation that ties pay to performance and is designed to provide pay that is competitive with individuals holding comparable positions and providing similar results at companies of similar size, value and complexity.  While the mix of these elements varies by an employee’s level in the organization, a majority of the potential compensation for senior management, consistent with our compensation philosophy, is considered “at risk” based on Company and individual performance.  In 2008, approximately 53% of Mr. Bryant’s compensation was at risk dependent on performance, approximately 52% of Mr. Sarvary’s compensation was at risk dependent on performance, and approximately 47% - 68% of the other Named Executive Officers’ compensation was at risk dependent on performance.  We currently provide long-term incentives in the form of periodic equity compensation grants, but we do not offer deferred compensation plans, retirement plans (other than our 401K plan) or performance-based equity awards (other than our equity grants) to any of our employees.

Compensation Process

    The Compensation Committee reviews our Chief Executive Officer’s compensation annually and makes determinations regarding annual merit increases and other changes in salary, annual incentive bonus and equity compensation. Mr. Sarvary’s initial compensation package as Chief Executive Officer was determined by our Compensation Committee in connection with the negotiation of his employment agreement in June 2008.  The Chief Executive Officer reviews the compensation of the other Named Executive Officers annually and makes recommendations to the Compensation Committee regarding annual merit increases, annual incentive bonuses and equity compensation, which are further discussed below. The Board, upon recommendation of the Compensation Committee, reviews and approves the compensation for our executive officers, other than our Chief Executive Officer. The Named Executive Officers meet annually to review the performance of each senior manager and subsequently meet with the appropriate senior manager to review the performance of each applicable employee of the Company. The conclusions reached and recommendations made with respect to employees other than the Named Executive Officers, including salary adjustments and annual incentive bonuses, are based on the reviews and presented to the Chief Executive Officer for approval, with any equity awards to be approved by the Compensation Committee.

    Overview

    In developing our Company’s compensation structure, the Compensation Committee has sought to develop a compensation program for its Named Executive Officers which would also align with stockholder return.  To achieve this goal, the Compensation Committee has retained outside consultants to provide advice with respect to the Company’s compensation structure for its Named Executive Officers, including information regarding the Company’s compensation structure and compensation levels compared to a peer group.

    Use of Outside Consultants and Peer Groups

    Since 2005, the Compensation Committee has periodically engaged Frederick W. Cook & Co., Inc. (Cook), an executive compensation consultant, to assist in the evaluation of our overall compensation structure.  Through these engagements, Cook has provided comparative analyses of the Company’s overall compensation structure, specifically reviewed the compensation of our Chief Executive Officer and has developed a comparative peer group for the Company. The Cook studies have covered total direct compensation including base salaries, annual incentive bonuses and long-term incentive compensation, as well as competitive trends and practices in executive compensation.

    In October 2007, the Compensation Committee engaged Cook to review our peer group companies and provide an overall analysis of the compensation structure for the Company’s Named Executive Officers.  Cook provided the Compensation Committee with the results of its study in November 2007 (2007 Cook Report).  The 2007 Cook Report confirmed the peer group used in 2006 and focused on the Company’s Named Executive Officers.  The 2007 Cook Report summarized the competitive data and comparisons of the Company’s Chief Executive and other Named Executive Officers to the comparable competitive market data for executive officers at comparable levels in the peer group.

    In May 2008, the Compensation Committee engaged Cook to advise us in determining and preparing an initial compensation package for Mark A. Sarvary who had been identified as the Board of Directors’ choice to be appointed Chief Executive Officer to succeed Mr. Bryant.  Cook provided an overall analysis of the compensation structure for the Chief Executive Officer position of Tempur-Pedic, competitive trends and practices for Chief Executive Officer compensation and took into account Mr. Sarvary’s experience and recent compensation packages.  In late June 2008, the Company hired Mr. Sarvary as its Chief Executive Officer to replace Mr. Bryant.  Mr. Bryant retired as President and Chief Executive Officer of Tempur-Pedic effective August 4, 2008.

    In November 2008, the Compensation Committee engaged Cook to reevaluate our peer group companies and provide an overall analysis of the compensation structure of the Company’s Named Executive Officers for 2008.  Cook provided the Compensation Committee with the results of its study in January 2009 (2008 Cook Report), including an update on trends and practices in executive compensation. Overall, the 2008 Report concluded that the target direct compensation for the five Named Executive Officers approximates the median of the peer group data.

    Peer Group

    In its June 2006 report, Cook developed a peer group for the Company.  In selecting the peer group, Cook included branded consumer product companies that had comparable revenues, net income, and market capitalization. The 2007 Cook Report confirmed this peer group.  While consistency from year to year is desirable, the Compensation Committee reviews the peer group from year to year and considers updates to it as appropriate.  In the 2008 Cook Report, Cook recommended that one member of the peer group be deleted because it was acquired in 2007 and that three other members of the peer group be deleted because they had become significantly larger than the Company.  Cook also recommended adding to the peer group two new companies meeting the criteria. Set forth below is the peer group of branded consumer products companies used by Cook to assess the competitiveness and cost effectiveness of our executive compensation plan in the 2008 Cook Report.

Callaway Golf Central Garden & Pet Columbia Sportswear Deckers Outdoor Elizabeth Arden Fossil	Guess Herman Miller Movado Group Nautilus Nu Skin Enterprises Sealy	Select Comfort Timberland Tupperware Brands Under Armour Wolverine World Wide

Compensation Components

    Based on our compensation philosophy, the three principal components of our compensation include the following:

•    Base Salary

•    Annual Incentive Bonus

•    Equity Compensation

Overall, the Compensation Committee seeks to strike a balance among these three components, with an emphasis on ensuring that a majority of the total potential compensation for the Company’s Named Executive Officers is significantly at risk and tied to overall Company performance.

Base Salary

In determining the annual base salary for our senior management, including each of our Named Executive Officers, our goal is to provide a reasonable level of guaranteed compensation that is set at a competitive level.  Each individual’s initial or starting base salary is a result of the person’s previous experience, prior compensation history and the current compensation level of other senior managers within the Company with similar experience and responsibility.

At the beginning of each year, all of our employees, including each of our Named Executive Officers and senior managers, are required to establish individual objectives. These objectives are used in connection with performance reviews, salary increases and annual bonuses. Each employee’s set of objectives is approved by his or her supervising manager, with each of the employee’s objectives to be consistent with our core values and strategic objectives. In the case of Mr. Bryant, our former President and Chief Executive Officer, and Mr. Sarvary, our current President and Chief Executive Officer, the goals and objectives are approved by the Compensation Committee. All other Named Executive Officers’ objectives are initially approved by the Chief Executive Officer, subsequently reviewed by our Compensation Committee and upon recommendation from the Compensation Committee, approved by the Board. Each employee’s performance is reviewed annually and merit increases to an individual’s base salary are aligned with overall Company and individual performance and successful execution of their individual objectives.

With respect to our employees, including our Named Executive Officers, the base salary increase in any year is based on prevailing market practices, economic conditions and individual performance measurements. In 2008, guided by the results of the 2007 Cook Report, the Compensation Committee raised base salaries of the Named Executive Officers to a level near the median of the comparative peer group used in the 2007 Cook Report.  The 2008 base salary for Mr. Bryant reflected an 8% increase based on a peer group adjustment plus a 4% merit increase, and the base salary for Mr. Williams reflected a 6% increase based on a peer group adjustment plus a 4% merit increase.  The Compensation Committee determined that no peer group adjustments were required for the other Named Executive Officers and approved merit increases of 4% to 5%, resulting in base salaries near the median for these executives.

In determining the starting annual base salary for Mr. Sarvary, the Compensation Committee based the salary on the peer group data and Mr. Sarvary’s experience and prior compensation packages. After reviewing and discussing the foregoing with the Board of Directors and chief executive officer search committee of the Board, the Compensation Committee awarded Mr. Sarvary an annual salary of $750,000, positioning him near the median for chief executive officers in the peer group.

Based on the 2008 Cook Report, the salaries for each of our Named Executive officers is near the median of the peer group.  Therefore, their 2008 base salary levels are being maintained without increase for 2009.

The amount of each Named Executive Officer’s base salary increase based on his individual performance and execution of his objectives for the prior year, expressed as a percentage of his base salary immediately prior to the increase, is set forth below:

Named Executive Officer	Base Salary Changes
	2009		2008
Mark Sarvary	0%		N/A	(1)
H. Thomas Bryant	N/A	(2)	12%	(3)
Dale E. Williams	0%		10%	(4)
Matthew D. Clift	0%		5%
David Montgomery	0%		4%
Richard W. Anderson	0%		4%

(1)	Mr. Sarvary joined us in June 2008 and became Chief Executive Officer effective August 4, 2008.

(2)	In August 2008, Mr. Bryant retired as our President and Chief Executive Officer and remained on our Board of Directors as a non-employee director.

(3)	4% merit increase and 8% adjustment relative to peer group data.

(4)	4% merit increase and 6% adjustment relative to peer group data.

    Annual Incentive Bonus

    The annual incentive bonus is a lump-sum cash payment for each eligible senior manager.  The amount of the bonus is linked to the achievement of specific financial and operating targets or strategic initiatives.  Our senior managers are eligible to receive annual incentive bonuses set at a targeted percentage of their base salary. The Compensation Committee believes senior management, such as the Named Executive Officers, who hold positions affording them the authority to make critical decisions affecting the Company’s overall performance, should have a material percentage of their annual compensation contingent upon the Company’s performance, with the Chief Executive Officer’s percentage at a higher level than the other Named Executive Officers.

    Overview

    Since 2008, the Compensation Committee’s practice has been to set the targeted annual incentive bonus level for the Chief Executive Officer at 100% of his base salary and the targeted annual incentive bonus level for each of the other Named Executive Officers at 55% of his base salary. The Chief Executive Officer’s targeted annual incentive bonus at 100% of base salary was held constant from 2007 to 2008, while the targeted annual incentive bonus for the Named Executive Officers, other than the Chief Executive Officer, was increased to 55% from 50% of the Named Executive Officers’ base salary in 2008 based on the 2007 Cook Report in order to more closely match the peer group.  Based on the comparison to the peer group in the 2008 Cook Report, the Compensation Committee decided to maintain the targeted annual incentive bonus percentage in relation to each executive’s base salary at the same levels in 2009 for all Named Executive Officers (see table below). For the Chief Executive Officer, this target bonus percentage took into consideration the Chief Executive Officer’s overall responsibility for the performance of the Company. Coincident with Mr. Sarvary’s employment with the Company, the Compensation Committee based the size of the Chief Executive Officer’s annual incentive bonus target for 2008 at 100% of his base salary, pro-rated for six months of employment during 2008, with an actual bonus award based on the achievement of the performance criteria amounting to more or less than the target amount.  The following table sets forth the targeted annual incentive bonus levels for each Named Executive Officer shown as a percentage of his base salary:

Named Executive Officer	Targeted Annual Incentive Bonus
	2009	2008
Mark Sarvary	100%	100%	(1)
H. Thomas Bryant	N/A	100%
Dale E. Williams	55%	55%
Matthew D. Clift	55%	55%
David Montgomery	55%	55%
Richard W. Anderson	55%	55%

(1)	Mr. Sarvary’s target bonus was set at 100% of the salary payable to him for the June 30, 2008 to December 31, 2008 period.

            For 2008, the annual incentive bonus for our Named Executive Officers was comprised of two components: (i) a Company goals component and (ii) an Individual goals component. Two-thirds of the bonus was derived from the Company goals component and one-third was derived from the Individual goals component. The Company goals component was tied to the Company’s achievement of specific financial targets. The Individual goals component relates to the successful execution of individual objectives established at the beginning of each year as determined in the discretion of the Compensation Committee or the Board of Directors, as applicable.  For Mr. Sarvary, our Chief Executive Officer, the 2008 Company goals and his 2008 Individual goals were developed when he joined the Company and followed the above framework for the period June 30, 2008 to December 31, 2008, with the bonus payout pro-rated for that time period.

    The Company goals component of the annual incentive bonus for each of our Named Executive Officers is based on targeted net sales and earnings before interest and taxes (EBIT).  Each year, these performance targets are selected to motivate the Named Executive Officers to achieve profitable business growth consistent with the Company’s long-term financial objectives. The Company goals component of the annual incentive bonus is established using a matrix to allow for payments between 50% and 200% of their targeted Company goals component, depending on the level of net sales and EBIT for each year.  A failure to meet the minimum requirement may result in no bonus payment with respect to the Company goals component of the bonus plan.  In calculating the Company goals payout, the Compensation Committee considers material, unanticipated or unusual events that affect the financial targets and then makes a recommendation to the Board for approval.

    The Individual goals component of the annual incentive bonus for the Named Executive Officers is heavily weighted toward the successful completion of individual objectives.  In the case of the Chief Executive Officer, the goals and objectives are approved by the Compensation Committee. The goals and objectives for all of the other Named Executive Officers are initially approved by the Chief Executive Officer, subsequently reviewed by the Compensation Committee and, upon recommendation by the Compensation Committee, approved by the Board. The Individual goals component of the annual incentive bonus targets 100% payout for the achievement of an executive’s annual objectives.  Payments can range from no bonus payment to 200% of the targeted Individual goals component, based on individual performance. The determination of whether the Individual goals component of the bonus has been met and to what degree is based on the subjective determination of the Compensation Committee, and in exercising this discretion the Compensation Committee looks broadly at each executive’s performance against individual objectives and the overall performance of the applicable Named Executive Officers within their specific area of responsibility.

    The purpose of the Company goals component, represented by the net sales and EBIT targets of the Company and the purpose of the Individual goals component, represented by the achievement of individual targets, are designed to focus the Named Executive Officers on behaviors that support the overall performance and success of our Company.  Individual and Company goals are set with a reasonable level of difficulty that require the Company and Named Executive Officers to perform at a high level in order to meet the goals and objectives, and the likelihood of attaining these goals and objectives is not assured.

    Achievement of Company Goals for 2008

    For Named Executive Officers, except Mr. Sarvary, the annual incentive bonus plan for 2008 was consistent with the Company’s bonus plan for 2007, with the financial target matrix updated for new net sales and EBIT targets for 2008.  The matrix expressed a range of targets for total net sales (ranging from $1.195 billion to $1.286 billion) and EBIT (ranging from $269.5 million to $310 million) as established by the Compensation Committee.  At the time the Compensation Committee established the targets for the Company goals component for 2008, the Compensation Committee believed that these targets were commensurate with the long-term growth objectives of our business and reflected a performance that would require strong operating execution.  Our Compensation Committee considered the target levels for 2008 to be challenging for executives to achieve and believed that they required our management to significantly increase the Company’s net sales and EBIT from 2007.  During 2008, the macroeconomic environment deteriorated significantly, and the Company achieved net sales of $928 million and EBIT of $132 million.  As a result, none of the Named Executive Officers, except for Mr. Sarvary, received a bonus payout based on the targeted Company goals component.

    For Mr. Sarvary, who became our Chief Executive Officer effective August 4, 2008, his annual incentive bonus plan for 2008 included a financial target matrix that was updated to reflect the Company’s actual results for the first half of 2008 and the Company’s goals for the second half of 2008.  The matrix for the maximum and minimum bonus included a range of targets for total net sales (ranging from $980 million to $1.020 billion) and EBIT (ranging from $144.1 million to $162.9 million).  The Compensation Committee established a maximum cap and a minimum floor on the amount of the bonus based on Company goals, recognizing that Mr. Sarvary was joining the Company at mid-year and that during his initial six months, which coincided with an extremely challenging macroeconomic environment, he should neither be over-rewarded or under-rewarded for significant variations in Company performance versus target. However, the Compensation Committee determined that if the Company’s EBIT performance fell below a certain threshold level, it would not be prudent to pay a Company goals bonus to Mr. Sarvary.  The maximum bonus for Mr. Sarvary based on the Company goals was capped at 130% of the target bonus and the minimum amount of Mr. Sarvary’s bonus based on Company Goals was 70% of the target bonus, provided that if EBIT for 2008 was less than $127.8 million, then Mr. Sarvary would not receive a bonus based on Company goals. During 2008, the Company achieved net sales of $928 million and EBIT of $132 million.  Accordingly, Mr. Sarvary received 70% of the targeted Company goals component.

    Achievement of Individual Goals for 2008

    The individual objectives for the Individual goals component of the annual incentive bonus for 2008 for Mr. Sarvary, our Chief Executive Officer, included the following: implement a new cost structure; review and strengthen account plans for top customers; develop new products for 2009; develop quarterly projections by segment; develop the strategic plan for 2010 and 2011; visit all Company plants and implement internal communication plan; build on efficiencies of the senior team; maintain personnel succession plans and personnel development plans and provide the board with a year-end report, including an evaluation and review of all key managers; and meet and dialogue with key customers, investors and analysts.  The Compensation Committee established a maximum cap and a minimum floor on the amount of the bonus based on the Individual goals component for Mr. Sarvary.  The maximum amount of the bonus based on the Individual goals was capped at 200% of the target bonus allocable to the Individual goals and the minimum amount of the bonus based on the Individual goals was set at $0.  In reviewing the Chief Executive Officer’s performance from August 2008 through December 2008, the Compensation Committee concluded that Mr. Sarvary’s individual achievements had been significant during this period.  The Compensation Committee noted that Mr. Sarvary had met almost all his Individual goals, with many being achieved at a high level of achievement in a difficult overall business environment.  After the review of these achievements, the Compensation Committee determined and paid out 95% of Mr. Sarvary’s Individual goals component target, reflecting his achievements for 2008.

    The individual objectives for the Individual goals component of the annual incentive bonus for 2008 for Mr. Williams, our Executive Vice President and Chief Financial Officer, included the following: oversee cost reduction programs; reduce costs and decrease external professional fees; maintain capital structure; and establish and implement objectives for our investor relations department.  In 2008, Mr. Williams achieved all of his Individual goals, including significant cost and headcount reductions, reduced external professional fees, substantial reduction in debt through the repatriation initiative, and strong overall management of profitability despite a difficult business environment.  In addition, the Compensation Committee concluded that Mr. Williams had been very successful in managing the Company’s capital structure, including working capital improvements and debt reduction, and the Company’s earnings repatriation, and these efforts were instrumental in positioning the Company for the current challenging economic environment.  Accordingly, his Individual goals component was paid out at 110% of his target.

    The individual objectives for the Individual goals component of the annual incentive bonus for 2008 for Mr. Clift, our Executive Vice President of Global Operations, included the following: implement order management and network design project for the domestic supply chain; hit minimum targets for patent disclosures; launch new products; deliver two new material technologies; improve overall productivity; and increase IT infrastructure stability.  In 2008, Mr. Clift achieved all of his Individual goals, including supply chain network redesign with closure of five distribution centers, generation of significant array of new patents, delivery of technical innovation through a substantial number of new products and two new material technologies, and improvements in global productivity and utilization in Tempur-Pedic factories. Accordingly, his Individual goals component was paid out at 100% of his target.

    The individual objectives for the Individual goals component of the annual incentive bonus for 2008 for Mr. Anderson, our Executive Vice President of North America, included the following:  expand retail slots; launch new mattress products; expand pillow programs; expand and increase brand awareness; and grow market share.  In 2008, Mr. Anderson achieved most, but not all of his Individual goals.  Accomplishments included an increase in slots per retail store, the launch of two new products, increases in pillow retail programs at key retailers, and an increase in Tempur-Pedic brand awareness.  Due to the macroeconomic environment, growth in market share was not achieved.  Accordingly, his Individual goals component was paid out at 90% of his target.

    The individual objectives for the Individual goals component of the annual incentive bonus for 2008 for Mr. Montgomery, our Executive Vice President of International Operations, included the following:  introduce new mattress models in Europe and Japan and expand distribution and growth internationally; restructure the retail furniture business in Japan; explore new international markets; and growth in third party sales channels.  In 2008, Mr. Montgomery achieved most of his Individual goals, including the launch of two new products in key markets, expansion of infrastructure and retail presence in Japan, and progress in preparing for expansion into new markets. Third party growth was not achieved due to the economic slowdown. In addition, Mr. Montgomery responded quickly to the very challenging business environment through cost reduction and sales initiatives   Accordingly, his Individual goals component was paid out at 95% of his target.

    Annual Incentive Bonus Plan Payments for 2008

    Based on the relative weight of the Company goals component (two-thirds) and the Individual goals component (one-third), each Named Executive Officer, received a percentage of his overall target incentive bonus potential for 2008 as follows:  Mr. Sarvary, 78% (representing 78% of his salary for the last six months of 2008); Mr. Clift, 33%; Mr. Anderson, 30%; Mr. Williams, 37%; and Mr. Montgomery, 32%.  Mr. Bryant was not eligible to receive a bonus for 2008 in light of his retirement from the Company. In connection with his decision to retire, Mr. Bryant elected not to renew his employment agreement for an additional term. As a result, after April 28, 2008, Mr. Bryant became an at-will employee and did not receive an annual incentive bonus for 2008.

    The remainder of our senior management team have diverse performance goals and receive annual incentive bonuses set at a targeted percentage of their base salary that are tied to the Company’s and business units’ goals. The Named Executive Officers retain the right to adjust bonus payments for the remaining senior managers based on individual and Company performance.

    Equity Compensation

    Members of senior management, including our Named Executive Officers, are eligible to receive equity compensation awards under our equity incentive plans. We believe that providing equity awards as a component of compensation for senior managers aligns the interests of senior managers with the interests of our stockholders by focusing the executive on the long-term growth of the Company, and not short-term individual performance. In addition, we believe that stock options provide an additional method of compensation where the return for each senior manager is directly tied to stockholders’ return on their investment.

    Under our equity compensation design, the timing and size of awards has differed among each Named Executive Officer and all other members of senior management.  Historically, our stock option awards for Named Executive Officers have been intermittent multi-year grants with a four year vesting period and based on continued employment.  The value of these awards was at or above the median for the peer group after spreading the value of our four-year option grants across the relevant four years.  In contrast, members of senior management other than Named Executive Officers typically receive grants on an annual basis based on their job level at the time and their individual and Company performance for the year.

    After evaluating the analysis and conclusions contained in the 2008 Cook Report, the Compensation Committee has decided generally to transition away from intermittent multi-year grants for Named Executive Officers and to move in steps towards an annual grant cycle, which is consistent with the majority of peer group companies and which the Compensation Committee believes will provide superior motivation and retention for key executives, while continuing to cause executives to maintain a long-term business focus aligned with the interests of stockholders.  As part of this transition, our Named Executive Officers, other than the Chief Executive Officer (who received a significant grant in 2008), were awarded a four-year stock option grant in February 2009.  The following table sets forth the equity incentive awards for each Named Executive Officer granted in February 2009.

Named Executive Officer	February 2009 Stock Option Award
Dale E. Williams	180,000
Matthew D. Clift	210,000
David Montgomery	180,000
Richard W. Anderson	150,000

    Each of the stock option awards granted in February 2009 has an exercise price of $6.14 and vests in four equal annual installments beginning on the first anniversary date of the date of the grant and every year thereafter until all the shares are vested.  In addition, if a change of control of the Company occurs and the Named Executive Officer’s employment is terminated but not for cause or if he resigns for good reason (in each case as defined in his employment agreement) within twelve (12) months after the occurrence of a change of control, the Named Executive Officer’s next annual installment of shares will accelerate and vest as of the date of his termination of employment.

    In January 2008, the Company granted to Mr. Anderson an option award for 100,000 shares of our common stock, at an exercise price of $20.02, subject to the applicable vesting schedule. This action was based on the conclusions of the 2007 Cook Report which indicated that Mr. Anderson, who was hired during the middle of 2006, had the lowest long-term incentive value and number of shares among the Named Executive Officers. The vesting schedule for the award granted to Mr. Anderson provides that twenty-five percent (25%) of the option shares shall vest on the first anniversary date of the date of grant, and thereafter twenty-five percent (25%) shall vest on every annual anniversary date until all shares are vested.  In addition, if a change of control of the Company occurs and Mr. Anderson’s employment is terminated but not for cause or if Mr. Anderson resigns for good reason (in each case as defined in his employment agreement) within twelve (12) months after the occurrence of a change of control, Mr. Anderson’s next installment of 25,000 shares will accelerate and vest as of the date of his termination of employment.  Mr. Anderson received this option grant in order to bring his total option holdings to a level more similar to the option holdings of the other Named Executive Officers other than the Chief Executive Officer, based on continued strong performance since joining the Company in June, 2006.

    In May 2008, the Company granted to the Named Executive Officers, except for the Chief Executive Officer, option awards for 50,000 shares of our common stock, at an exercise price of $11.76, subject to the applicable vesting schedule.  The vesting schedule for these awards provides that fifty percent (50%) of the option shares shall vest on the first anniversary date of the date of grant, and fifty percent (50%) shall vest on the second anniversary date until all shares are vested.  In addition, if a change of control of the Company occurs and the Named Executive Officer’s employment is terminated but not for cause or if he resigns for good reason (in each case as defined in his employment agreement) within twelve (12) months after the occurrence of a change of control, the Named Executive Officer’s next installment of 25,000 shares will accelerate and vest as of the date of his termination of employment.  These options were granted as an additional retention incentive in connection with the search for a new Chief Executive Officer.

    In July 2008, Mr. Sarvary received a stock option award grant of 900,000 shares upon his employment with the Company as President and Chief Executive Officer, at an exercise price of $7.81, subject to the applicable vesting schedule.  The vesting schedule for the award provides that twenty-five percent (25%) of the option shares shall vest on the first anniversary date of the date of grant, and thereafter twenty-five percent (25%) shall vest on every annual anniversary date until all shares are vested.  In addition, if a change of control of the Company occurs and Mr. Sarvary is terminated but not for cause or if he resigns for good reason (in each case as defined in his employment agreement) within twelve (12) months after the occurrence of a change of control, Mr. Sarvary’s next installment of 225,000 shares will accelerate and vest as of the date of his termination of employment.  In awarding this option, the Compensation Committee reviewed and considered the entire compensation package being offered to Mr. Sarvary, including his base salary, annual cash bonus, hiring bonus to help defray certain relocation expenses not covered by the relocation expense reimbursement policy offered to senior management and the appropriate incentives to retain and incent him as the Chief Executive Officer.

    In setting the size of these equity awards, the Compensation Committee takes into account a number of factors, including the Named Executive Officer’s position with the Company, prevailing market conditions and the overall size of the executive officer’s compensation package, as well as the studies completed by Cook, the executive compensation consultant.

    The remaining senior managers typically receive grants on an annual basis based on their individual and the Company’s performance. Historically, these awards were granted by the Compensation Committee in December of each year. In 2008, these awards were made in May 2008 in recognition of upcoming change in leadership at the Company. Beginning in 2009, these grants will be awarded in the first quarter, consistent with a revised integrated compensation timetable that ensures that stock option grants fully recognize an assessment of each individual’s performance in the prior year and potential for the individual’s growth within the Company in the future. These stock option awards typically have ranged between 5,000 and 40,000 shares. In addition, individual stock option awards are granted throughout the year as needed with respect to hiring new members of senior management or promotions of employees into senior management positions. These awards also typically have ranged between 5,000 and 35,000 stock options.

    In January 2008, our board of directors adopted minimum stock ownership guidelines for our executive officers and directors. The principal objective of the guidelines is to enhance the linkage between the interests of stockholders and our executive officers and directors through a minimum level of stock ownership.  The guidelines provide that, within 5 years, the Chief Executive Officer should own a fixed number of shares equal to 5 times his base salary, and that all other Named Executive Officers should own a fixed number of shares equal to three times the executive’s base salary.  Our directors also are required to own, within five years, a fixed number of shares equal to four times the director’s annual retainer.  Unexercised vested stock options count towards an individual’s ownership (based on the anticipated after tax value), but unvested stock options and unvested restricted stock are not counted towards an individual’s ownership.  Until the guidelines are met, executive officers and directors are required to retain 50% of the net after-tax value of any shares obtained by option exercise or restricted stock unit exercise or sale of vested restricted stock.

Other Benefits

    We offer a 401K plan to all of our employees, including our senior management and Named Executive Officers. The plan is designed to allow employees to defer current earnings and recognize them later in accordance with statutory regulations when their individual income tax rates may be more beneficial. The Company typically matches 100% of the first three percent of each employee’s salary that is deferred and 50% of the fourth and fifth percent of salary deferred. However, the decision to make the match is at the sole discretion of the Company. The Company made the matching contribution in 2008 for all participating employees.

    The Company does not have any other defined contribution or any defined benefit pension plans. There are no alternate plans in place for senior management.  In August 2008, Mr. Bryant retired as President and Chief Executive Officer of Tempur-Pedic International and remained on the Board of Directors as a non-employee director.

    Mr. Sarvary received a one-time hiring bonus of $200,000 to help defray certain relocation expenses in excess of the relocation expense reimbursement policy offered to senior management in connection with his employment with the Company.  The Company paid $100,000 upon employment and will pay the remaining $100,000 upon the first anniversary of his employment agreement.  Mr. Sarvary’s employment agreement also provides that he will receive two years of base salary plus benefits if he is terminated without cause or if he resigns for good reason.

    The Company also has various broad-based employee benefit plans. Named Executive Officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may apply. The Named Executive Officers receive an annual car allowance.

    Each of our Named Executive Officers is a party to an employment agreement with the Company. These employment agreements provide for severance arrangements in the event of termination of employment in certain circumstances and also provide for non-competition, non-solicitation and confidentiality agreements. These severance arrangements are discussed in more detail below under “Potential Payments Upon Termination Or Change In Control”. The employment agreements for the Named Executive Officers other than Mr. Bryant were put in place at the time they became employees with the Company (in certain cases, prior to the Company’s initial public offering in 2003), Mr. Bryant’s employment agreement was put in place in 2002 and amended in its entirety when he became Chief Executive Officer in 2006. We believe that these agreements, including the severance provisions, are necessary to allow us to be competitive in recruiting and retaining top talent for executive officer positions. The Compensation Committee has not to date believed it necessary to revise the severance and related terms in these employment agreements, except that in March 2008, the Company amended Mr. Williams’ employment agreement to make the severance and related provisions better align with the corresponding provisions in the employment agreement for the other Executive Vice Presidents.  However, as part of its analysis of the reasonableness of each individual element of compensation and each Named Executive Officer’s compensation package as a whole, the Committee expects that it will periodically conduct an analysis of each of these arrangements for reasonableness and market competitiveness.

Tax and Accounting Implications

    Deductibility of Compensation

    Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table, other than the Chief Financial Officer, to $1 million unless certain requirements are met. For 2008, the requirements for deductible compensation under Section 162(m) were met for all executive officers.  The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Compensation Committee may exercise its right to use judgment, where appropriate, to respond to changing business conditions or to an executive officer’s individual performance, to authorize compensation which may not in a specific case be fully deductible by the Company.

    Accounting for Stock-Based Compensation

    As of January 1, 2006, the Company began accounting for stock-based payments, including its Equity Incentive Plans and Employee Stock Purchase Plan, in accordance with FASB Statement 123(R), “Share Based Payments.”

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act.

The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by,

COMPENSATION COMMITTEE
Peter K. Hoffman (Chair)
Francis A. Doyle
John Heil
Sir Paul Judge

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Tempur-Pedic International for the year ended December 31, 2008 of those persons who served as (i) our principal executive officer during the year ended December 31, 2008, (ii) our principal financial officer during the year ended December 31, 2008 and (iii) our other three most highly compensated executive officers for the year ended December 31, 2008. We refer to our principal executive officers, principal financial officer and the other three most highly compensated executive officers collectively as our “Named Executive Officers”.

Summary Compensation Table
						Non-equity
				Stock		Incentive Plan	All Other
			Bonus	Awards	Option	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($) (6)	($)	Awards($) (7)	($) (6)	($) (8)	($)
Mark Sarvary—President and Chief Executive Officer (1)	2008	$360,577	$218,750	$—	$308,976	$175,000	$104,115	$1,167,418
H. Thomas Bryant—President and Chief Executive Officer (2)	2008	506,784	—	—	603,811	—	22,887	1,133,482
	2007	623,537	290,909	—	1,025,215	799,119	22,057	2,760,837
	2006	537,305	198,000	—	571,121	311,550	21,938	1,639,914
Dale E. Williams—Executive Vice-President, Chief Financial Officer and Secretary	2008	341,601	68,567	—	368,041	—	17,230	795,439
	2007	309,987	67,158	—	326,204	198,673	17,230	919,252
	2006	294,054	48,757	—	307,525	76,718	19,441	746,495
Matthew D. Clift—Executive Vice-President, Global Operations (3)	2008	360,795	66,000	—	266,722	—	17,230	710,747
	2007	344,867	86,224	438,162	202,125	221,066	17,230	1,309,675
	2006	324,121	53,741	438,162	202,125	84,560	20,832	1,123,541
David Montgomery —Executive Vice-President, President of International Operations (4)	2008	444,613	60,439	—	505,969	—	81,254	1,092,275
	2007	461,455	68,671	—	442,495	293,437	86,790	1,352,848
	2006	408,798	71,635	—	315,290	112,717	72,838	981,278
Richard W. Anderson—Executive Vice-President, President North America (5)	2008	328,700	54,120	—	696,346	—	20,645	1,099,811
	2007	314,711	68,182	—	296,561	201,701	8,230	889,385
	2006	132,692	34,750	—	66,143	38,944	79,043	351,572

(1)
Mr. Sarvary joined the Company on June 30, 2008 and became our President and Chief Executive Officer on August 4, 2008. Mr. Sarvary received a bonus of $100,000 at the time he accepted employment with us. The remainder of this amount is representative of annual bonus payouts which were earned in 2008 and paid in February 2009.

(2)
Mr. Bryant was promoted to the position of Chief Executive Officer at our Annual Stockholder’s Meeting held on April 28, 2006. He retained the position of President of Tempur-Pedic International, and was elected as a member of our Board of Directors. On August 4, 2008, Mr. Bryant retired as President and Chief Executive Officer and remained on our Board of Directors. Mr. Bryant’s salary for 2008 is comprised of $437,554 earned while serving as President and Chief Executive Officer, $59,230 of unused vacation that was paid-out upon Mr. Bryant’s retirement and $10,000 paid for serving as a non-employee member of our Board of Directors.

(3)
On December 1, 2004, Mr. Clift was awarded 70,000 restricted stock units. The fair market value of Tempur-Pedic International’s common stock on that date was $19.30, resulting in a restricted stock award of $1,351,000.

(4)
Mr. Montgomery’s salary is paid in British Pounds (₤) and is converted to United States Dollars ($) using the monthly payments translated at the monthly average rate for each month in the year ended December 31, 2008. Mr. Montgomery’s Non-Equity Incentive Plan Compensation is denominated in British Pounds and has been converted to United States Dollar using the conversion rate for the date paid to Mr. Montgomery.

(5)
Mr. Anderson joined the Company in July 2006 and received a bonus of $10,000 at the time he accepted employment with us. The remainder of this amount is representative of annual bonus payouts which were earned in 2006 and paid in February 2007.

(6)
Bonus and Non-equity Incentive Plan Compensation payouts were earned in 2008 and paid in February 2009 to Mr. Sarvary, Mr. Williams, Mr. Clift, Mr. Montgomery and Mr. Anderson, pursuant to the 2008 Executive Incentive Bonus Plan as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. As described in the Compensation Discussion and Analysis,” the amount paid upon the achievement of the Individual goals appear in the column “Bonus” and the amounts paid upon the achievement of the Company performance appear in the column “Non-equity Incentive Plan Compensation.”

(7)
For stock options granted, the value set forth is also included in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2008 for a complete description of the FAS 123(R) valuation.

(8)
Represents amounts paid on behalf of each of the Named Executive Officers for the following three respective categories of compensation: (i) premiums for life, accidental death and dismemberment insurance and long-term disability benefits, (ii) contributions to our defined contribution plans and (iii) car allowance. Amounts for each of the Named Executive Officers for each of the three respective preceding categories is as follows: Mr. Sarvary: (2008 – $515,$0, $3,600); Mr. Bryant: (2008 – $687, $18,000, $3,600; 2007 – $1,030, $13,827, $7,200; 2006 – $1,330, $13,408, $7,200); Mr. Williams: (2008 – $1,030, $9,000, $7,200; 2007 – $1,030, $9,000, $7,200;  2006 – $1,330, $10,911, $7,200); Mr. Clift (2008 – $1,030, $9,000, $7,200; 2007 – $1,030, $9,000, $7,200; 2006 – $1,330, $12,302, $7,200); Mr. Montgomery: (2008 – $8,357, $44,461, $27,788; 2007 – $6,492, $46,146, $30,017; 2006 – $5,192, $39,295, $27,647, ); and Mr. Anderson: (2008 – $1,030, $12,415, $7,200; 2007 – $1,030, $0, $7,200; 2006 – $443, $0, $3,600). Mr. Sarvary received relocation expenses in the amount of $100,000 which is included in “All Other Compensation.” Mr. Anderson received relocation expenses in the amount of $75,000 which is included in “All Other Compensation” for the year ended December 31, 2006. Mr. Montgomery also received tax preparation fees in the amount of $648, $833 and $705 which is in “All Other Compensation” for the years ended December 31, 2008, 2007 and 2006, respectively.

Grants of Plan-Based Awards

    The following table sets forth certain information concerning each grant of an award made to a Named Executive Officer during 2008 under our equity compensation plans.

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Mark Sarvary	6/30/2008	900,000	$7.81	$2,412,000
H. Thomas Bryant (3)	7/8/2008	9,000	8.33	21,960
Dale E. Williams	5/15/2008	50,000	11.76	204,000
Matthew D. Clift	5/15/2008	50,000	11.76	204,000
David Montgomery	5/15/2008	50,000	11.76	204,000
Richard W. Anderson	1/29/2008	100,000	20.02	698,000
	5/15/2008	50,000	11.76	204,000

(1)	The exercise price for each stock option is the market value on the date of grant.

(2)
For stock options granted, the value set forth represents the grant date fair value as determined in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2008 for a complete description of the FAS 123(R) valuation.

(3)
On July 8, 2008, Mr. Bryant received a grant of 9,000 options for his service as a non-employee director on our Board. On July 8, 2008, our Compensation Committee amended the stock option agreement by and between Mr. Bryant and the Company dated as of June 26, 2006. This option agreement originally stated that the exercise period for the options would expire on the effective date of Mr. Bryant’s retirement as an employee of the Company. The amendment approved by the Compensation Committee allows for a ninety-day exercise period for the vested options. All other terms of the option agreement remained the same.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth the outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008 for each of our Named Executive Officers. There are no unvested stock awards as of December 31, 2008.

	Option Awards
		Number of
	Number of	Securities
`	Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options		Option	Option
Name	Options (#) Exercisable	(#) Unexercisable		Exercise Price ($)	Expiration Date
Mark Sarvary	—	900,000	(1)	$7.81	6/30/2018
H. Thomas Bryant	3,000	6,000	(2)	8.33	7/8/2018
Dale E. Williams	65,625	—	(3)	2.38	7/7/2013
	78,125	171,875	(4)	13.47	6/28/2016
	—	50,000	(5)	11.76	5/15/2018
Matthew D. Clift	225,000	—		19.30	12/1/2014
	75,000	37,500	(6)	12.37	12/15/2015
	—	50,000	(5)	11.76	5/15/2018
David Montgomery	153,125	196,875	(7)	13.47	6/28/2016
	—	50,000	(5)	11.76	5/15/2018
Richard W. Anderson	25,000	50,000	(8)	13.16	7/18/2016
	37,500	37,500	(9)	20.27	12/21/2016
	—	100,000	(10)	20.02	1/29/2018
	—	50,000	(5)	11.76	5/15/2018

(1)	These options, granted on June 30, 2008, have a 10-year term and become exercisable in four equal installments over four years, beginning with the one-year anniversary date of the grant.

(2)
Mr. Bryant received a grant of 9,000 options to purchase shares of our common stock on July 8, 2008 for his service as a non-employee director. These options have a 10-year term and vest in three equal installments on October 31, 2008, January 31, 2009 and April 30, 2009.

(3)
These options, granted on July 7, 2003, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on the one-year anniversary date of grant and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.

(4)
These options, granted on June 28, 2006, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on July 7, 2008 and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.

(5)	These options, granted on May 15, 2008, have a 10-year term and become exercisable in two equal installments over two years, beginning with the one-year anniversary date of the grant.

(6)	These options, granted on December 15, 2005, have a 10-year term and become exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.

(7)
These options, granted on June 28, 2006, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on February 24, 2008 and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve quarters.

(8)	These options, granted on July 18, 2006, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.

(9)	These options, granted on December 21, 2006, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.

(10)	These options, granted on January 29, 2008, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.

Option Exercises and Stock Vested

    The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during the year ended December 31, 2008, for our Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)
H. Thomas Bryant	13,540	$102,098	—	—
Matthew D. Clift			11,666	$302,966
David Montgomery	7,966	115,959

    Except for the Named Executive Officers set forth in the table above, no other Named Executive Officer exercised a stock option award in 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Tempur-Pedic International has entered into agreements and adopted plans that require us to provide compensation and/or other benefits to each Named Executive Officer in the event of that executive’s termination of employment under certain circumstances. The table below sets forth the amounts payable to each Named Executive Officer assuming the executive officer’s employment had terminated under various scenarios on December 31, 2008 (the last business day of fiscal 2008).

    Except as otherwise expressly indicated, the amounts set forth in the table below do not represent the actual sums a Named Executive Officer would receive if his employment were terminated or there were a change of control of Tempur-Pedic International. Rather, the amounts below generally represent only estimates, based upon assumptions described in the footnotes to the table, of certain payments and benefits that the Named Executive Officers who were employed by Tempur-Pedic International or any of its subsidiaries on December 31, 2008 would have been entitled to receive had any of the identified events occurred on such date. Moreover, for all of the Named Executive Officers, the amounts set forth in the table necessarily are based upon the benefit plans and agreements that were in effect as of December 31, 2008. Payments which Tempur-Pedic International may make in the future upon an employee’s termination of employment or upon a change of control of Tempur-Pedic International will be based upon benefit plans and agreements in effect at that time, and the terms of any such future plans and agreements may be materially different than the terms of our benefit plans and agreements as of December 31, 2008. Upon Mr. Bryant’s resignation as Chief Executive Officer in August 2008, he received no payments in connection with the termination of his employment with the Company.

					Termination
		Termination	Employee	Termination	Due to
		By Company	Termination	By Company	Death or
		Without Cause	For Good Reason	For Cause	Disability
Name	Benefits and Payments	($) (1) (2)	($) (1) (2)	($)	($) (3)
Mark Sarvary	Cash Severance	$2,187,500	$2,187,500	—	$312,500
	Insurance Benefits	18,604	18,604
Dale E. Williams	Cash Severance	527,000	527,000	—	187,000
	Insurance Benefits	8,942	8,942
Matthew D. Clift	Cash Severance	558,000	558,000	—	198,000
	Insurance Benefits	8,055	8.055
David Montgomery	Cash Severance	689,150	689,150	—	224,537
	Insurance Benefits	1,656	1,656
Richard W. Anderson	Cash Severance	508,400	508,400	—	180,400
	Insurance Benefits	9,362	9,362

(1)
Reflects cash severance including two (2) years of base salary for Mr. Sarvary and an additional severance payment equal to a pro rata portion of his base salary, twelve (12) months of base salary for all other Named Executive Officers, payable in accordance with the normal payroll practices of the Company and pro-rata portion of any Performance Bonus/Non-Equity Incentive compensation with respect to the Bonus Year in which the termination occurs.

(2)
Upon termination by the Company without cause or termination by the employee for good reason, each Named Executive Officer would be entitled to the continuation of welfare plans of the Company as detailed in the “Compensation Discussion and Analysis” for the duration of the officer’s applicable severance period. The severance period for Mr. Sarvary is two (2) years and twelve (12) months for all other Named Executive Officers.

(3)
Upon termination due to death or disability, each Named Executive Officer would receive a pro-rata portion of any Performance Bonus that would be payable with respect to the Bonus Year in which the termination occurs.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

    Employment Arrangements

    On June 30, 2008 we entered into an employment agreement with Mark Sarvary, providing for his employment as President and Chief Executive Officer of Tempur-Pedic International. The agreement has an initial term of one year and a perpetual one-year renewal term. Either party may elect not to renew the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Sarvary’s agreement provides for an annual base salary of $750,000, subject to annual adjustment by our Board of Directors beginning January 1, 2009, a variable performance bonus set to a target of Mr. Sarvary’s base salary if certain criteria are met, and options to purchase shares of our common stock. In addition, he received a hiring bonus of $200,000 to help defray certain reimbursement expenses not covered by the reimbursement of relocation expense policy offered to senior management, of which fifty percent was payable upon the commencement of his employment and fifty percent is payable upon the first anniversary of his employment.

    On March 5, 2008, we entered into an amended and restated employment agreement with Dale E. Williams, reflecting his promotion to Executive Vice President in 2007. The agreement provides for his employment as Executive Vice President, Chief Financial Officer and Secretary, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $225,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to a target of Mr. Williams’ base salary if certain criteria are met, and options to purchase shares of our common stock.

    On September 12, 2003, we entered into an executive employment agreement with David Montgomery, effective February 24, 2003, providing for his employment as Executive Vice President and President, Tempur-International Limited, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement provides that employment shall continue unless and until terminated by either party. Mr. Montgomery may terminate employment with six months written notice. We may terminate employment with 12 months written notice. The agreement provides for an annual base salary of £192,500, subject to an annual adjustment of our Board of Directors on or about January 1 of each year beginning with January 1, 2004, and a variable performance bonus set to a target of Mr. Montgomery’s base salary if certain criteria are met.

    On December 1, 2004, we entered into an executive employment agreement with Matthew D. Clift, providing for his employment as Executive Vice President, Operations or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by our Board of Directors beginning January 1, 2006, a variable performance bonus set to a target of Mr. Clift’s base salary if certain criteria are met, a one-time hiring bonus, options to purchase shares of our common stock, and a grant of restricted stock units.

    On July 6, 2006, we entered into an executive employment agreement with Richard W. Anderson, effective July 18, 2006, providing for his employment as Executive Vice President, President North America or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by our Board of Directors beginning January 1, 2007, a variable performance bonus set to a target of Mr. Anderson’s base salary if certain criteria are met, a one-time hiring bonus and options to purchase shares of our common stock.

    On June 29, 2006, we entered into an amended and restated employment agreement with H. Thomas Bryant, effective April 28, 2006, providing for his employment as President and Chief Executive Officer. The agreement has an initial term of two years and a perpetual one-year renewal term. Either party may elect not to renew the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Bryant’s agreement provides for an annual base salary of $600,000, subject to annual adjustment by our Board of Directors beginning January 1, 2007, a variable performance bonus set to a target of Mr. Bryant’s base salary if certain criteria are met, and options to purchase shares of our common stock.  In connection with his decision to retire, Mr. Bryant elected not to renew his employment agreement for an additional term.  As a result, after April 28, 2008, Mr. Bryant became an at-will employee.   Mr. Bryant is subject to a two-year non-compete provision upon the termination of his employment with the  Company.  On July 8, 2008, the Compensation Committee amended Mr. Bryant’s stock option agreement dated as of June 26, 2006. The option agreement originally stated that the exercise period for the option would expire on the effective date of Mr. Bryant's retirement as an employee of the Company. The amendment allowed for a ninety-day exercise period for the option.   All other terms of the option agreement remained the same.

    By the terms of their employment agreements Messrs. Sarvary, Williams, Montgomery, Clift, Anderson and Bryant are prohibited from disclosing certain confidential information and trade secrets, soliciting any employee for one or two years following their employment and working with or for any competing companies during their employment and for one or two years thereafter.

    All other senior managers are deemed to be “at will” employees and are not under contract. As such, there are no formal policies regarding severance benefits for these employees.

    Termination of Employment Arrangements and Change in Control Arrangements

    The Company’s Named Executive Officers’ employment, stock option and restricted stock unit award agreements provide certain protections to the Named Executive Officers in the event of their termination as summarized below (additional details and the complete definitions can be found in the actual employment, stock option and restricted stock award agreements, which have been filed with the SEC):

    Severance. Generally, if Mr. Sarvary is terminated without cause or resigns for good reason, he will receive two (2) years of base salary and any earned and unpaid base salary, the value of any accrued unused vacation, a pro-rata portion of any performance bonus (based on the number of days of the applicable year prior to the effective date of termination and based on 100% of the Target Bonus), an additional severance payment equal to a pro rata portion of his base salary (based on the number of days of the applicable year prior to the effective date of termination), reimbursement of expenses, vesting acceleration of his next installment of any unvested portion of his outstanding stock options and any stock options to which he is entitled under his stock option agreements.

    If any of the other named executive officers is terminated without cause or resigns for good reason, he will receive 12 months of base salary and any unpaid base salary, the value of any accrued unused vacation, a pro-rata portion of any performance bonus (based on the number of days of the applicable year prior to the effective date of termination), reimbursement of expenses, and any stock options and/or restricted stock units to which he is entitled under his stock award agreements. However, Mr. Montgomery’s agreement generally provides that he will receive his yearly salary plus medical and insurance benefits for 12 months, as well as his annual auto allowance and annual pension benefits.

    Benefit Continuation. If Mr. Sarvary is terminated without cause or resigns for good reason, he will continue to participate in the Company’s retirement plans for an additional two (2) years. If any of the other Named Executive Officers is terminated without cause or resigns for good reason, he will continue to participate in the Company’s retirement plans for an additional 12 months.

    Equity Vesting Acceleration. Mr. Sarvary’s stock option agreement dated June 30, 2008 provides that if he is terminated without cause, resigns for good reason, is terminated as a result of death or disability or is terminated upon the Company’s election not to renew his employment agreement, his next installment of 225,000 unvested options as of the date preceding his termination will accelerate. If Mr. Sarvary is terminated without cause or resigns for good reason (as defined in his employment agreement) within twelve (12) months of a change in control, his next installment of 225,000 unvested options will accelerate as of the date  preceding his termination.

    For the other Named Executive Officers, under stock option award agreements entered into pursuant to the 2002 Stock Option Plan, a pro-rata portion (based on the number of days elapsed between the prior quarterly vesting date and the date of termination) of the next quarterly vesting amount of that employee’s stock option vest immediately if he is terminated without cause or resigns for good reason.

    For the other Named Executive Officers, there is no acceleration of vesting of equity upon termination under stock option agreements entered into pursuant to the Amended and Restated 2003 Equity Incentive Plan, other than the stock option awards granted on May 15, 2008 and option awards granted to Mr. Anderson in January 2008 described below.  Each stock option award granted on May 15, 2008 to the Named Executive Officers (other than the Chief Executive Officer) provides that if a change of control occurs and the Named Executive Officer’s employment is terminated but not for cause or if the Named Executive Officer resigns for Good Reason within twelve (12) months of the change of control, then the next installment of unvested shares will accelerate and vest as of the date preceding his termination of employment.

    In January 2008, the Company granted to Mr. Anderson an option award for 100,000 shares of our common stock. Pursuant to this agreement, if a change of control of the Company occurs and Mr. Anderson’s employment is terminated but not for cause or if Mr. Anderson resigns for good reason (in each case as defined in his employment agreement) within twelve (12) months after the occurrence of a change of control, Mr. Anderson’s next installment of 25,000 shares will accelerate and vest as of the date of his termination of employment.  The Compensation Committee approved the terms of this option grant after taking into account the 2007 Cook Report as described above under “Compensation Process”.

    Receipt of any severance and benefits is conditioned on the Named Executive Officer signing a release and waiver of claims in a form satisfactory to the Company. No Named Executive Officers are entitled to gross-ups associated with taxes owed on Change in Control payments or taxes due to Section 280G of the Code.

    The severance arrangements and change of control arrangements for our Named Executive Officers were determined primarily through the agreements negotiated at the time these employees were hired or promoted by the Company:

•
We entered into employment agreements with Mr. Williams in July 2003 and Mr. Montgomery in September 2003, all prior to the Company’s initial public offering in December 2003.  The terms of these employment agreements and related stock option agreements were developed based on negotiations between the applicable executive and the Board of Directors of the Company at that time, which was controlled by several private equity investors.  These contracts specified the compensation and other benefits to be paid upon a termination of employment or upon a change of control as described above.

•
Mr. Clift joined the Company in December 2004, Mr. Anderson joined the Company in July 2006 and Mr. Sarvary joined the Company in June 2008, after the Company went public. However, the terms of their employment agreements regarding severance and other payments upon termination of employment and a change of control were structured similarly to the other Named Executive Officers. However, we granted restricted stock units to Mr. Clift with his initial compensation package to offset lost equity compensation from his previous employer. The terms of Mr. Clift’s employment agreement provide that these restricted stock units vest immediately if he is terminated without cause, if his employment ends as a result of death or disability, or if he resigns for good reason. Mr. Clifts’s restricted stock units became fully vested on January 1, 2008.

•
In March 2008, Mr. Williams and the Company amended and restated his employment agreement to reflect his promotion to Executive Vice President in 2007.  The modifications included extending his severance period and benefits maintenance period from six (6) to twelve (12) months, which is consistent with the agreements for the Company’s other Executive Vice Presidents.

•
Mr. Sarvary’s initial compensation package as Chief Executive Officer was determined by our Compensation Committee in connection with the negotiation of his employment agreement in June 2008.  The Compensation Committee approved the terms of his employment agreement and his stock option awards as further described in the “Compensation Discussion & Analysis - Compensation Process” above.

Except for the amendment to Mr. Williams’ employment agreement, the Company has not amended any of the provisions regarding payments upon termination or change of control in the original agreements with its other Named Executive Officers.

Certain Definitions

“Good Reason.” Mr. Sarvary’s employment agreement generally defines “Good Reason” as relocation of his principal workplace, his demotion from his position as Chief Executive Officer, or the Company’s material breach of his employment agreement. The employment agreements for Messrs. Williams, Clift and Anderson generally define “Good Reason” as relocation of their principal workplace, or the Company’s material breach of their employment agreements.

“For Cause.” The employment agreements for Mr. Sarvary generally define “For Cause” as the employee’s (a)  willful and continued failure to substantially perform the reasonably assigned duties with the Company, (b)  material breach of his employment agreement which is not cured within 30 days after receipt of written notice of such breach, (c) material violation of any material written policy of the Company, (d) willful misconduct which is materially and demonstrably injurious to the Company, (e) conviction by a court of competent jurisdiction of, or his pleading guilty or nolo contendere to, any felony, or (f)  commission of an act of fraud, embezzlement, or misappropriation against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business.

The employment agreements for Messrs Williams, Clift and Anderson each generally define “For Cause” as the employee’s (a) willful and continued failure to substantially perform his assigned duties with the Company, (b) willful engagement in illegal conduct, (c) conviction of, or guilty plea or nolo contendere to, any felony, or (d) commission of an act of fraud, embezzlement, or misappropriation against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business.

Mr. Montgomery’s employment agreement does not provide for a “For Cause” termination, but does provide that he can be immediately terminated upon written notice on a variety of grounds, including a serious breach of his employment agreement, gross misconduct or any willful neglect in the discharge of his duties.

“Change of Control.” The 2002 Stock Option Plan does not employ this term. However, under stock option award agreements entered into pursuant to that Plan, 50% of unvested stock options shall immediately vest upon (a) any sale of all or substantially all of the assets of the Company and its subsidiaries, or (b) any merger or consolidation of the Company, or any transaction as a result of which the Company is acquired by the purchase of a majority of its outstanding Common Stock, as a result of which, in each such case, the holders of a majority of the outstanding Common Stock before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the Common Stock of the Company or a majority of the common stock of the successor to the Company immediately following such merger, consolidation or sale.

Under the Amended and Restated 2003 Equity Incentive Plan, “Change of Control” is generally defined as (a) an acquisition of a third party, unless the Company’s existing stockholders continue to hold at least 50% of the outstanding stock, (b) an acquisition of more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend the stockholders accept, (c) over a period of 36 consecutive months or less, there is a change in the composition of a majority of the Board, without the approval of existing Board members, or (d) if a majority of the Board votes in favor of a decision that a Change in Control has occurred.  The Amended and Restated 2003 Equity Incentive Plan provides, unless provided otherwise in the specific award agreement, that upon a change in control (a) any outstanding stock options or stock appreciation rights that are not fully exercisable shall accelerate and become exercisable with respect to 50% of those shares which are not then exercisable, (b) any risk of forfeiture applicable to restricted stock and restricted stock units which is not based on achievement of performance goals shall lapse with respect to 50% of the restricted stock and restricted stock units still subject to such risk of forfeiture, and (c) all outstanding restricted stock and restricted stock unit awards conditioned on the achievement of performance goals shall be deemed to have been satisfied as to a pro rata number of shares based on the assumed achievement of all relevant performance goals and the length of time within the performance period which has elapsed prior to the Change in Control.

DIRECTOR COMPENSATION

The following table sets forth the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the year ended December 31, 2008.

	Fees Earned or	Option
Name	Paid in Cash ($) (1)	Awards ($)(6)		Total ($)
Francis A. Doyle	72,800	$49,330	(2)	$170,776
		48,646	(3)
John Heil	22,000	29,531	(2)	57,028
		5,497	(4)
Peter K. Hoffman	61,800	41,499	(2)	144,224
		40,925	(3)
Nancy F. Koehn	56,800	38,144	(2)	152,772
		37,615	(3)
		20,213	(5)
Sir Paul Judge	56,800	38,144	(2)	152,772
		37,615	(3)
		20,213	(5)
Christopher A. Masto	44,000	29,531	(2)	102,653
		29,122	(3)
P. Andrews McLane	62,000	49,665	(2)	144,096
		32,431	(3)
Robert B. Trussell, Jr.	40,000	26,846	(2)	93,320
		26,474	(3)

(1)
Director compensation is based on the Board year, which is the period from one annual meeting to the next annual meeting. The amounts shown are pro-rated for fiscal year 2008, and do not represent the amounts each director will earn from the 2008 Annual Meeting until the 2009 Annual Meeting.

(2)
Stock option grants were made on May 5, 2008 at an exercise price of $11.28 and a FAS 123(R) value of $3.33 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2008 for a complete description of the FAS 123(R) valuation.

(3)
Stock option grants were made on June 18, 2007 at an exercise price of $26.85 and a FAS 123(R) value of $7.15 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2008 for a complete description of the FAS 123(R) valuation.

(4)
A stock option grant was made to Mr. Heil on March 7, 2008 at an exercise price of $15.97 and a FAS 123(R) value of $2.81 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2008 for a complete description of the FAS 123(R) valuation.

(5)
Stock option grants were made to Ms. Koehn and Sir Paul Judge on December 15, 2005 at an exercise price of $12.37 and a FAS 123(R) value of $5.39 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation.

(6)
The following table sets forth the aggregate number of stock option awards outstanding for each director as of December 31, 2008 as well as the grant date fair value of stock awards and option grants made during 2008:

	Aggregate Option Awards	Grant Date Fair Value
	Outstanding	of Stock Option
	as of	Awards
Name	December 31, 2008	made during 2008
Francis A. Doyle	66,150	$73,427
John Heil	15,200	49,576
Peter K. Hoffman	52,950	61,772
Nancy F. Koehn	91,150	56,777
Sir Paul Judge	91,150	56,777
Christopher A. Masto	39,600	43,956
P. Andrews McLane	51,600	73,926
Robert B. Trussell, Jr.	62,285	39,960

Annual Retainers

•
For the 2008 Board Year, each non-employee director receives an annual retainer of $40,000, payable in equal installments on July 31, 2008, October 31, 2008, January 31, 2009 and April 30, 2009 and an option grant for 12,000 shares of common stock. The option awards vest in four equal increments at the end of July 2008, October 2008, January 2009 and April 2009. Vesting of each option award is subject to the applicable grant recipient being a member of the Board or applicable Committee as of the applicable vesting date. Mr. Bryant received a retainer of $30,000 and a stock option grant of 9,000, which are pro-rated for his service as a non-employee director from August 2008 – April 2009.

•	For the 2008 Board Year, the Non-Executive Chair of the Board of Directors receives a supplemental annual retainer of $25,000 and an option grant for 7,500 shares of common stock.

•
For the 2008 Board Year, each Chair of one of the standing committees of the Board receives a supplemental annual retainer as follows — Audit Committee Chair, $16,000 and an option grant for 5,000 shares of common stock; Compensation Committee Chair, $5,000 and an option grant for 1,500 shares of common stock; and Nominating and Governance Committee Chair, $5,000 and an option grant for 1,500 shares of common stock.

•
For the 2008 Board Year, each member of one of the standing committees of the Board receives a supplemental annual retainer as follows — Audit Committee Member, $12,800 and an option grant for 3,850 shares of common stock; Compensation Committee Member,  $4,000 and an option grant of 1,200 shares of common stock; and Nominating and Governance Committee Member, $4,000 and an option grant of 1,200 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires that Tempur-Pedic International’s executive officers, directors, and persons who own more than 5% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of reports furnished to us, Tempur-Pedic International believes that during the year ended December 31, 2007, its executive officers, directors, and greater than 5% stockholders complied with all Section 16(a) filing requirements, other than the following: Matthew D. Clift, the Executive Vice President of Global Operations of the Company, filed a Form 4 reporting the exercise of restricted stock units and the subsequent sale of shares on January 14, 2008, ten days after the applicable deadline and Robert Trussell, a member of our Board of Directors, filed a Form 4 on February 11, 2008 reporting four purchases of Tempur-Pedic International’s common stock and two sales of  Tempur-Pedic International’s common stock that occurred during 2007. Mr. Trussell’s sale of Tempur-Pedic International common stock was matchable under Section 16(b) of the Exchange Act in that the purchases of February 27, 2007, March 12, 2007 and April 12, 2007 were all matchable against the sale of August 9, 2007.  Mr. Trussell has paid to Tempur-Pedic International $14,570.64, representing the full amount of the profit realized connection with these transactions.

Certain Relationships and Related Transactions

Related Party Transactions

    In March 2007, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a written Related Party Transactions Policy providing for the review and approval or ratification by the Nominating and Corporate Governance Committee of certain transactions or relationships involving Tempur-Pedic International and its directors, executive officers and their affiliates. In reviewing a transaction or relationship, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether it is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction.

Registration Rights Agreement

    On November 1, 2002, Tempur-Pedic International and certain of our stockholders entered into a registration rights agreement. Under this agreement, holders of 10% of Tempur-Pedic International’s registrable securities, as defined in the registration rights agreement, and certain stockholders who held notes with an aggregate unpaid principal balance of $15.0 million have the right, subject to certain conditions, to require Tempur-Pedic International to register any or all of their shares under the Securities Act at Tempur-Pedic International’s expense. In addition, all holders of registrable securities are entitled to request the inclusion of any of their shares in any registration statement at Tempur-Pedic International’s expense whenever we propose to register any of our securities under the Securities Act. In connection with all such registrations, Tempur-Pedic International has agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act. All holders requesting or joining in a registration have agreed to indemnify Tempur-Pedic International against certain liabilities.

PROPOSAL TWO

APPROVAL OF THE
FIRST AMENDMENT TO TEMPUR-PEDIC INTERNATIONAL INC.
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

    We are asking our stockholders to approve the First Amendment to our Amended and Restated 2003 Equity Incentive Plan (2003 Plan).  The First Amendment increases the maximum number of shares of our common stock that may be issued under our current 2003 Plan by 2,500,000 shares.  As of December 31, 2008, approximately 3,142,950 shares remained available for the future grant of awards under our current 2003 Plan.  After the approval of the amended 2003 Plan 5,642,950 shares would then be available for issuance under the 2003 Plan, representing approximately 7.5% of our total outstanding shares as of December 31, 2008.  The Board of Directors approved the First Amendment to the 2003 Plan on February 27, 2009, subject to stockholder approval.   A copy of the First Amendment to our 2003 Plan is attached as Appendix A to this Proxy Statement.

    Our Board of Directors, upon recommendation of the Compensation Committee, has unanimously adopted, subject to stockholder approval, the First Amendment to the 2003 Plan to provide for an increase of the maximum number of shares of common stock issuable under the current 2003 Equity Incentive Plan by 2,500,000 shares to a total of 11,500,000 shares.  The Compensation Committee made these recommendations after reviewing the number of shares available for issuance under the current 2003 Equity Incentive Plan.  Based on anticipated useage and grants pursuant to the 2003 Plan, the Compensation Committee foresees potential risk that the number of shares available under the 2003 Plan will be depleted prior to the 2010 Annual Meeting of Stockholders.  The adoption of the First Amendment to our 2003 Plan would ensure that we will continue to have available a reasonable number of shares for our 2003 Plan.   The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program.

    We are asking you to approve the proposed First Amendment to our 2003 Plan so that we will have a sufficient number of shares available for the issuance of stock option and other equity awards.  Our Board of Directors believes that the ability of the Company to grant stock options is important in enabling us to offer competitive compensation packages and to make the most effective use of the shares our stockholders authorize for incentive purposes. Therefore, the Board of Directors urges you to vote to approve the proposed First Amendment to the 2003 Plan.

VOTE REQUIRED

    Approval of this proposal requires an affirmative “FOR” vote of a majority of the shares of common stock present and entitle to vote at the Annual Meeting.  An abstention is counted as a vote against this Proposal TWO .

    THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FIRST AMENDMENT TO OUR AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN.

Amended and Restated 2003 Equity Incentive Plan

    The following summary of the Amended and Restated 2003 Equity Incentive Plan, as proposed to be amended by Proposal Two, is qualified in its entirety by the specific language of the 2003 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

    For purposes of this summary, we assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements (Section 409A of the Code). We also assumed that if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a nonstatutory option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Summary

    Upon completion of Tempur-Pedic International’s initial public offering, our Board and stockholders adopted a new incentive compensation plan, the 2003 Equity Incentive Plan.  In May 2008, our stockholders approved the Amended and Restated 2003 Equity Incentive Plan, which increased the number of shares available by an additional 1,000,000 shares and provided for a limitation on repricing of stock options and stock appreciation rights.  Under the 2003 Plan as currently in effect, the number of shares of our common stock issued pursuant to or subject to outstanding awards shall not exceed 9,000,000, except in the event of a stock dividend, split, reclassification or similar corporate action. Under the 2003 Plan as proposed to be amended, the maximum number of shares available for awards under the 2003 Plan would be increased to 11,500,000 shares. The 2003 Plan is administered by the Compensation Committee of our Board of Directors, which has the exclusive authority, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, performance, or forfeiture restriction. The Compensation Committee, however, does not have the authority to waive any performance restrictions for performance-based awards (that is, awards intended to produce performance-based compensation not subject to the $1,000,000 deduction). As used in this Proxy Statement, the term “administrator” means the Compensation Committee.

Participants.

    Any of our employees, our non-employee directors, consultants, and advisors to us, as determined by the Compensation Committee may be selected to participate in the 2003 Plan. Participants may receive one or more of the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted stock and stock unit awards;

•	performance units;

•	stock grants; and

•	qualified performance-based awards.

Stock options.

    Stock options may be granted under the 2003 Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The option exercise price of all stock options granted under the 2003 Plan will be determined by the administrator, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to a holder of 10% of our stock. Stock options may be exercised as determined by the administrator, but in no event after the tenth anniversary date of grant, or after the fifth anniversary for a holder of 10% of our stock.

            Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Stock appreciation right (SAR).

            A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount in cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement, except that when a SAR is awarded together with an option, the exercise price shall equal the exercise price of the related option.

Restricted stock and stock units.

            A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock shall, except as otherwise provided in an individual award agreement, have full voting and may have dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance units.

    A performance share award is a contingent right to receive a pre-determined number shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both.

Stock Grants.

    A stock grant is an award of shares of common stock without restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation. Stock grants are made without any forfeiture conditions.

Qualified Performance-based awards.

    Qualified performance-based awards are grants of other awards granted under the 2003 Plan on a basis intended to qualify as “performance-based compensation” under Section 162(m) of the Code and thereby preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees, and those likely to become covered employees, are eligible to receive performance-based awards.

    Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to other awards, other than options, intended to qualify as qualified performance-based awards, the administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Change of Control.

    Except as otherwise provided in an individual agreement, in the event of a change in control, (1) all stock options and stock appreciation rights accelerate with respect to 50% of the shares not already exercisable, (2) any risk of forfeiture applicable to restricted stock and stock units, not based on achievement of performance goals, shall lapse with respect to 50% of the restricted stock and stock units subject to such risk of forfeiture immediately prior to the change of control, and (iii) all outstanding restricted stock and stock units conditioned upon performance goals shall be deemed satisfied as to a pro rata number of shares based on the assumed achievement of all relevant performance goals and the length of time which had elapsed prior to the change in control.  The vesting of qualified performance-based awards will not accelerate on a change of control, except as allowed by Section 162(m).

Amendment and termination.

    The Board may terminate, amend, or modify the 2003 Plan as it deems advisable at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. Unless the Board expressly provides, no amendment shall affect the terms of any outstanding award and no termination or amendment may, without the consent of any award recipient, adversely affect the rights of the award recipient.  The administrator may amend the terms of any award granted, prospectively or retroactively, provided that the amendment is consistent with the terms of the 2003 Plan.

    Neither the Board nor the administrator has the ability to reprice stock options or stock appreciation rights (other than pro rata adjustments to reflect stock splits, stock dividends or other corporate transactions, or repricings our stockholders approve), including programs under which outstanding options are surrendered or cancelled in exchange for options with a lower exercise price or greater economic value.

    We may not make any grants under the 2003 Plan after December 1, 2013.

Adoption by stockholders.

    The current 2003 Equity Incentive Plan was approved by the holders of a majority of outstanding shares of our common stock in December 2003, and the Amended and Restated 2003 Equity Incentive Plan was approved by the holders of a majority of outstanding of common stock in May 2008.  Our Board approved the proposed First Amendment to the Amended and Restated 2003 Equity Incentive Plan on March 6, 2009, subject to stockholder approval.

Summary of U.S. Federal Income Tax Consequences

    The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2003 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    This summary is based upon laws and regulations in effect on January 1, 2009. Such laws and regulations are subject to change. This summary is intended for the information of stockholders in voting upon this proposal and not as tax guidance to participants in the 2003 Plan.  Participants in the 2003 Plan should consult their own tax advisors as to the tax consequences of awards under the 2003 Plan

    Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

    Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

    Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the restricted stock is acquired unless the shares are subject to a substantial risk of forfeiture (for example, where the restricted stock award is subject to vesting conditions, service requirements, or performance criteria prior to the satisfaction of which the shares remain subject to forfeiture) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

    Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, or on the grant of stock without restriction i.e. a “stock grant”, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

    Stock Appreciation Rights. Stock appreciation rights are generally subject to the same tax rules as nonstatutory stock options, i.e., no taxable income is generally recognized as the result of the grant, and upon its exercise, the participant normally recognizes ordinary income in the amount paid in settlement of such right.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any stock received on the exercise of a stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value of the shares received in settlement of the right, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a stock appreciation right or the sale of any stock received in settlement of such a right. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a stock appreciation rights except to the extent such deduction is limited by applicable provisions of the Code.

    Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2003 Plan will be considered “deferred compensation” as that term is defined for purposes of federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of the Company’s stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the applicable rules, then any such award under the 2003 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional federal tax.

    Section 162(m) Limitations on the Company’s Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction.  However, the Company will not be entitled to deductions in connection with awards under the 2003 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

    The following table sets forth equity compensation plan information as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2002 Stock Option Plan (1)	139,031	$1.66	—
2003 Equity Incentive Plan	5,256,233	$16.16	3,142,950
2003 Employee Stock Purchase Plan (2)	—	—	289,896
Equity compensation plans not approved by security holders	—	—	—
Total	5,395,264	$15.50	3,432,846

(1)	In December 2003, our Board of Directors adopted a resolution that prohibited further grants under the 2002 Stock Option Plan.

(2)
Shares under the 2003 Employee Stock Purchase Plan allows eligible employees to purchase our common stock annually over the course of two semi-annual offering periods at a price of no less than 85% of the price per share of our common  stock. This plan is an open market purchase plan and does not have a dilutive effect.

Other Employee Benefit Plans

2002 Stock Option Plan

    In November 2002, our Board of Directors and stockholders approved a stock option plan, effective for a ten-year term, to encourage ownership of stock by our employees, directors, and consultants and to provide them with additional financial incentives to promote the success of the Company. Under the plan, the number of outstanding shares of our common stock attributable to the exercise of options, together with the number of shares issuable upon the exercise of outstanding options, shall not exceed 9,907,349 shares except in the event of a stock dividend, split, reclassification or other similar corporate transaction. No individual may be granted options for more than 66 2/3% of this total number of shares.

    Employees, directors, and consultants are eligible to receive options under the plan. However, directors who are not also employees are not eligible to receive incentive stock options. In the case of incentive stock options, the option price shall be not less than 100% of the fair market value of our common stock on the date the option is granted, or not less than 110% of that fair market value for a holder of 10% of our voting stock. Incentive stock options expire ten years after the date on which they are granted, or five years after the grant date for holders of 10% of our voting stock. Other options under the plan are not subject to such limitation.

    In December 2003, the Board adopted a resolution that prohibited further grants being made under the 2002 Plan.

2003 Employee Stock Purchase Plan

    Upon completion of Tempur-Pedic International’s initial public offering, a new employee stock purchase plan went into effect, which we refer to in this proxy statement as the 2003 Employee Stock Purchase Plan. The 2003 Employee Stock Purchase Plan permits eligible employees (as defined in the 2003 Employee Stock Purchase Plan) to purchase up to $25,000 worth of our common stock annually over the course of two semi-annual offering periods at a price of no less than 85% of the price per share of our common stock either at the beginning or the end of each six-month offering period, whichever is less. The Compensation Committee of our Board of Directors administers the 2003 Employee Stock Purchase Plan. Our Board may amend or terminate the plan. The 2003 Employee Stock Purchase Plan complies with the requirements of Section 423 of the Code. We may issue a maximum of 500,000 shares of our common stock under this plan. This plan was approved by the holders of a majority of outstanding shares of our common stock in December 2003. In March 2008, the Board amended this plan to extend its term until December 2013.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

            We are asking stockholders to ratify the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2009. Ernst & Young became the independent auditors for Tempur-Pedic International after Tempur-Pedic International acquired Tempur World, Inc. in 2002.

VOTE REQUIRED

            The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify such appointment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS TEMPUR-PEDIC INTERNATIONAL’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

            Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees for Independent Auditors During the Years Ended December 31, 2008 and 2007

    The aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2007 and December 31, 2008 were approximately as follows (in thousands):

	2007	2008
Audit fees (1)	$1,603	1,622
Audit-related fees (2)	—	—
Tax fees (3)	36	224
All other fees (4)	—	—
Total	$1,639	$1,846

(1)
Audit fees billed for 2007 and 2008 were related to services provided in connection with the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting as of and for the years ended December 31, 2007 and December 31, 2008, the statutory audits of certain international subsidiaries and the reviews of our quarterly reports on Form 10-Q.

(2)
There were no audit-related services or fees in 2008 or 2007 that are (1) reasonably related the performance of the audit or review of the Company's financial statements and (2) not reported under "Audit fees" above.

(3)	Tax fees include fees for tax compliance, tax advice, and tax planning.

(4)	There were no other services or fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

    The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

            On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

     Audit —Annual audit fees relate to services rendered in connection with the audit of Tempur-Pedic International’s consolidated financial statements, the quarterly reviews of financial statements included in Tempur-Pedic International’s quarterly report on Form 10-Q, review of registration statements filed with the SEC and the statutory audits of certain international subsidiaries.

            Audit Related Services —Audit related services include fees for services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under "Audit fees"

    Tax —Tax services include fees for tax compliance, tax advice, and tax planning.

    Other Services —Other services are pre-approved on an engagement-by-engagement basis.

    All services performed by our independent registered public accounting firm have been pre-approved by the Audit Committee.

Audit Committee Report

The information contained in this report  shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, and system of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee is composed of four directors, Francis A. Doyle, Peter K. Hoffman, Sir Paul Judge and Nancy F. Koehn, each of whom the Board of Directors has determined is “independent” as defined in the applicable rules of the New York Stock Exchange and the SEC. The Board of Directors has also determined that Mr. Doyle is an “audit committee financial expert” as defined under the applicable rules of the Securities and Exchange Commission.  The charter of the Audit Committee is available on Tempur-Pedic International’s website at http://investor.tempurpedic.com/ under the caption “Corporate Governance.”

Management is responsible for the Company’s internal controls and financial reporting processes. Ernst & Young LLP, the Company’s independent certified public accountants, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with its responsibilities, the Audit Committee met on eleven (11) occasions during 2008, either in person or via teleconference, and acted once by written consent. These meetings involved representatives of management, internal auditors and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management, internal auditors and the independent accountants the consolidated financial statements. The Audit Committee has also discussed with internal auditors and the independent accountants, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee received from the Company’s independent accountants written disclosures required by the applicable standards of the Public Company Accounting Oversight Board and the Audit Committee has discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal auditors and the independent accountants, and the Audit Committee’s review of the audited consolidated financial statements, evaluations of the Company’s internal controls, and the representations of management, internal auditors and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Submitted by,

AUDIT COMMITTEE:
Francis A. Doyle (Chair)
Peter K. Hoffman
Sir Paul Judge
Nancy F. Koehn

OTHER INFORMATION

Stockholder Proposals For 2010 Proxy Statement

    Stockholders who wish to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting must provide written notice to the Secretary of Tempur-Pedic International following the procedures prescribed in Rule 14a-8 under the Exchange Act and Section 2.12 of Tempur-Pedic International’s by-laws. To be eligible, such notice must be received in writing at Tempur-Pedic International’s corporate headquarters in Lexington, Kentucky by the Secretary of Tempur-Pedic International not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting.  Only persons nominated in accordance with the procedures set forth in our by-laws will be eligible to serve as directors and the only business to be conducted at an annual meeting shall be brought pursuant to our by-laws.  Section 2.12 of our by-laws sets forth the information requirements for the  notice of a director nomination or notice of business to be conducted at an annual meeting, which includes information about the stockholder bringing forth the nomination or notice of business, as well as information regarding the nominee or such business.  A copy of our by-laws may be obtained by contacting the Secretary of Tempur-Pedic International at our principal executive officers at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 or call or call the Secretary of Tempur-Pedic International at (800) 878-8889.

    A stockholder nomination or proposal intended to be considered at the 2010 Annual Meeting must be received by the Secretary not earlier than the close of business on December 6, 2009 and prior to the close of business on January 5, 2010. Any proposal or nomination submitted after January 5, 2010 will be considered untimely. Only persons nominated in accordance with the procedures set forth in our by-laws will be eligible to serve as directors and the only business to be conducted at an annual meeting shall be brought pursuant to our by-laws.

Annual Report on Form 10-K

    Our Annual Report on Form 10-K for the year ended December 31, 2008 is available without charge to each stockholder, upon written request to the Secretary of Tempur-Pedic International at our principal executive offices at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 and is also available at on our website at http://investor.tempurpedic.com/ under the caption “SEC Filings.”

Stockholders Sharing an Address

    Only one copy of our Annual Report on Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

    We will deliver promptly upon written or oral request a separate copy our Annual Report on Form 10-K, the Proxy Statement or  Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy our Annual Report on Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Secretary of Tempur-Pedic International at our principal executive officers at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 or call or call the Secretary of Tempur-Pedic International at (800) 878-8889.

Voting Procedures

    You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us proxy means you authorize us to vote your shares at the meeting in the manner you direct.

    If your shares are held in your name, you can vote by proxy in three convenient ways:

Via Internet: Go to http://www.proxyvote.com and follow the instructions. You will need to enter the control number printed on your proxy card.

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the control number printed on your proxy card.

In Writing: Complete, sign, date and return your proxy card in the enclosed envelope (if you have received a paper copy of the voting materials).

    If your shares are held in street name, you may vote by submitting instructions to your stockbroker or nominee. In most cases, you will be able to do this by mail. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

    You may submit your proxy by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Other Matters

    The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

    Tempur-Pedic International will pay the costs of soliciting proxies from stockholders. Directors, executive officers, and regular employees may solicit proxies, either personally or by telephone, on behalf of Tempur-Pedic International, without additional compensation, other than the time expended and telephone charges in making such solicitations.

By Order of the Board of Directors,

DALE E. WILLIAMS
Executive Vice President, Chief Financial Officer,
and Secretary

Lexington, Kentucky
March 25, 2009

APPENDIX A

FIRST AMENDMENT TO THE TEMPUR-PEDIC INTERNATIONAL INC.
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

This FIRST AMENDMENT (the “Amendment”) to the Amended and Restated 2003 Equity Incentive Plan (the “Plan”) of Tempur-Pedic International Inc., a Delaware corporation (the “Company”), was adopted by resolution of the Board of Directors of the Company in accordance with Section 15 of the Plan, such amendment to be effective immediately upon approval by the Company’s stockholders (the “Effective Date”).

As of the Effective Date, the Plan is hereby amended as follows:

1.           The first sentence of Section 4 of the Plan (“Stock Subject to the Plan”) is hereby amended to read as follows:

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 11,500,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan.

said amendment being for the purpose of increasing the total number of shares of common stock, $0.01 par value per share, that may be subject to options granted under the Plan from 9,000,000 shares to 11,500,000 shares.

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect.  The Plan and this Amendment shall be read and construed together as a single instrument.

A - 1

APPENDIX B

TEMPUR-PEDIC INTERNATIONAL INC.

AMENDED AND RESTATED

2003 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED
TEMPUR-PEDIC INTERNATIONAL INC.

2003 EQUITY INCENTIVE PLAN

1.    Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.    Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Board means the Company’s Board of Directors.

2.7. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means Tempur-Pedic International Inc., a corporation organized under the laws of the State of Delaware.

2.11. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.13. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

2.15. Nonstatutory Option means any Option that is not an Incentive Option.

2.16. Option means an option to purchase shares of Stock.

2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.18. Participant means any holder of an outstanding Award under the Plan.

2.19. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, but within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.20. Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual.

2.21. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.22. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.23. Plan means this Amended and Restated 2003 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.25. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.26. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.27. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.28. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.29. Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.30. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.31. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.32. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.33. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.    Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.    Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 9,000,000 shares of Stock;  subject, however , to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares not purchased by the Optionee or which are forfeited by the recipient shall again be available for Awards to be granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.    Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and  provided further, however,  that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6.    Authorization of Grants

    6.1. Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of Stock subject to the Plan.

    6.2. General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

    6.3. Effect of Termination of Employment, Etc.  Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association,  provided  that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

    6.4. Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member;  provided, however , that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.    Specific Terms of Awards

    7.1. Options

        (a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

        (b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

        (c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

        (d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any  time;  provided, however,  that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

        (e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after grant of an Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of

                (i) shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

                (ii) unless prohibited by applicable law, the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

        (f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000  minus  the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

        (g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

    7.2. Stock Appreciation Rights.

        (a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

        (b) Exercise Price. Stock Appreciation Rights shall have such exercise price as the Committee may determine, except that in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the Stock Appreciation Rights shall equal the exercise price of the related Option.

        (c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, an Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change in Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change in Control or paid during the thirty (30) day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Stock is normally traded.

    7.3. Restricted Stock.

        (a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

        (b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

        The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Tempur-Pedic International Inc. 2003 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Tempur-Pedic International Inc. Copies of such Plan and Agreement are on file in the offices of Tempur-Pedic International Inc.

        (c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

        (d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

        (e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

        (f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

    7.4. Restricted Stock Units.

        (a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

        (b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction  Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

    7.5. Performance Units.

        (a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

        (b) Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

        (c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

    7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

    7.7. Qualified Performance-Based Awards.

        (a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an  Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”

        (b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

        (b) Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

        (c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

        (d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        (e) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

        (f) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

    7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan, granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.    Adjustment Provisions

    8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of December 23, 2003. Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

    8.2. Treatment in Certain Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full pursuant to Section 9, any then outstanding Awards shall nevertheless Accelerate in full if not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.  1

    8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and Stock Appreciation Right shall terminate, but the Optionee or Stock Appreciation Right holder shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or Stock Appreciation Right to the extent exercisable on the date of dissolution or liquidation.

    8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.    Change of Control

Except as otherwise provided below, upon the occurrence of a Change in Control:

(a)  any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to 50% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b)  any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals shall lapse with respect to 50% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c)  All outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change in Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals and the length of time within the Performance Period which has elapsed prior to the Change in Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change in Control.

1 1/Note that Change of Control, as defined, includes certain transactions which are also “Acquisitions.” Therefore, both Section 8.2 and Article 9 may apply to the same event prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    None of the foregoing shall apply, however, (i) in the case of an Qualified Performance-Based Award specifically designated as such by the Committee at the time of grant (except to the extent allowed by Section 162(m) of the Code), (ii) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change in Control (or similar event), or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

10.    Settlement of Awards

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of  Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc.   Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7. Tax Withholding.  Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.    Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.    Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the  Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.    Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder,  provided, however , that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.    Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.    Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

    Subject to the last sentence of this paragraph, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.  Except in connection with corporate transactions involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no amendment, alteration or modification to any Option or Stock Appreciation Right that has the effect of a repricing thereof or the cancellation or regrant of such Option or Stock Appreciation Rights is allowable without the prior approval of the stockholders of the Company, and the Committee may not establish or maintain any program under which outstanding Options are surrendered or canceled in exchange for Options with a lower exercise price or greater economic value; provided however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights to achieve compliance with applicable law, including Section 409A of the Code.

16.    Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.    Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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This Plan was last updated effective May 6, 2008.

 PROXY CARD

TEMPUR-PEDIC INTERNATIONAL INC.
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2009, and hereby appoint Bhaskar Rao and Dale E. Williams, each of them as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Tempur-Pedic International Inc. to be held at 10:00 a.m., local time, on May 5, 2009 at the offices of Bingham McCutchen LLP, 13th Floor, One Federal Street, Boston, Massachusetts 02110 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the Annual Meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(IMPORTANT — PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE OF THIS CARD)

☒	PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS
	Nominees:	(01) Mark Sarvary
(02) H. Thomas Bryant
(03) Francis A. Doyle
(04) John Heil
(05) Peter K. Hoffman
(06) Sir Paul Judge
(07) Nancy F. Koehn
(08) Christopher A. Masto
(09) P. Andrews McLane
(10) Robert B. Trussell, Jr.

FOR ALL NOMINEES	AGAINST ALL NOMINEES
(except as marked)
☐	☐

(Instructions: To withhold authority to vote for any indicated nominee, write the numbers(s) of the Nominee(s) on the line provided to the right.)
2. APPROVAL OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
FOR	AGAINST	ABSTAIN
☐	o	o

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE HAS BEEN NOTED ON THIS CARD.	☐

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Tempur-Pedic International prior to the meeting or by filing with the Secretary of Tempur-Pedic International prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Tempur-Pedic International on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Tempur-Pedic International called for May 5, 2009 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Signature	Date

Signature	Date
(if held jointly)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER: [                                                                ]